As filed with the Securities and Exchange Commission on July 25, 2005
                                      An Exhibit List can be found on page II-5.
                                                     Registration No. 333-126135


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                          -----------------------------


                                 AMENDMENT NO. 1
                                       TO

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          -----------------------------

                             SAVI MEDIA GROUP, INC.
                 (Name of small business issuer in its charter)

     Nevada                            3714                      91-1766174
(State or other            (Primary Standard Industrial       (I.R.S. Employer
Jurisdiction of             Classification Code Number)      Identification No.)
Incorporation or
Organization)

                          9852 West Katella Ave., #363
                            Anaheim, California 92804
                                 (714) 740-0601
          (Address and telephone number of principal executive offices and principal place of business)

                     Mario Procopio, Chief Executive Officer
                             SAVI MEDIA GROUP, INC.
                          9852 West Katella Ave., #363
                            Anaheim, California 92804
                                 (714) 740-0601
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             Gregory Sichenzia, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Flr.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _________

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
   Title of each class of          Amount to be         Proposed          Proposed           Amount of
 securities to be registered      registered (1)        maximum           maximum         registration fee
                                                        offering         aggregate
                                                       price per       offering price
                                                         share
-------------------------------------------------------------------------------------------------------------
      Common stock, $0.01 par      450,000,000 (2)     $.045 (3)           $20,250,000            $2,383.43
          value issuable upon
     conversion of debentures
-------------------------------------------------------------------------------------------------------------
      Common Stock, $0.01 par        5,000,000 (4)     $1.09 (5)            $5,450,000              $641.15
 value issuable upon exercise
                  of warrants
-------------------------------------------------------------------------------------------------------------
                        Total          455,000,000                      $25,700,000.00            $3,024.58
-------------------------------------------------------------------------------------------------------------

(1) Includes shares of our common stock, $0.01 par value per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of convertible debentures and the exercise of warrants held by the selling stockholder. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the debentures and exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the debentures and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the debentures and upon exercise of the warrants to account for market fluctuations, and antidilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Includes a good faith estimate of the shares underlying convertible debentures to account for market fluctuations.

(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on June 20, 2005, which was $.045 per share.

(4) Includes a good faith estimate of the shares underlying warrants exercisable at $1.09 per share to account for antidilution and price protection adjustments.

(5) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(g) under the Securities Act of 1933, using the exercise price of $1.09.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

        PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED JULY 25, 2005


                             SAVI MEDIA GROUP, INC.
                              455,000,000 SHARES OF
                                  COMMON STOCK

      This prospectus relates to the resale by the selling stockholder of up to 455,000,000 shares of our common stock, including up to 450,000,000 shares of common stock underlying convertible debentures and up to 5,000,000 shares of common stock issuable upon the exercise of common stock purchase warrants. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 110, less the product of the conversion price multiplied by 100 times the dollar amount; and the product thereof shall be divided by the conversion price. The conversion price for the convertible debentures is the lesser of (i) $0.75;
(ii) eighty percent of the of the average of the three lowest volume weighted average prices during the twenty (20) trading days prior to the conversion or
(iii) eighty percent of the of the volume weighted average on the trading day prior to conversion. If the volume weighted average price is below $0.20 on a conversion date, we have the right to pre-pay the amount of the debenture the holder elects to convert, plus accrued and unpaid interest, at 150% of such amount; however, if we elect to pre-pay in this situation, the debenture holder has the right to withdraw the notice of conversion. Also, if the volume weighted average price is below $0.20 at any point during a month, the holder is not obligated to convert any portion of the debenture during that month. The warrants are exercisable at $1.09 per share.


      The selling stockholder may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholder is deemed an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of its common stock under this prospectus. We will pay the expenses of registering these shares.


      Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "SVMI". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on June 24, 2005, was $0.06.

      INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is _______, 2005.

      THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS INCLUDED IN THE REGISTRATION STATEMENT THAT WAS FILED BY SAVI MEDIA GROUP, INC., WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE SALE IS NOT PERMITTED.

                                TABLE OF CONTENTS

                                                                            Page

Prospectus Summary                                                             1
Risk Factors                                                                   4
Use of Proceeds                                                               10
Market For Common Stock and Related Stockholder Matters                       10
Management's Discussion and Analysis and Plan of Operations                   12
Business                                                                      17
Description of Property                                                       22
Legal Proceedings                                                             22
Management                                                                    23
Executive Compensation                                                        24
Certain Relationships and Related Transactions                                25
Security Ownership of Certain Beneficial Owners and Management                26
Description of Securities                                                     28
Indemnification for Securities Act Liabilities                                31
Plan of Distribution                                                          31
Selling Stockholders                                                          33
Legal Matters                                                                 36
Experts                                                                       36
Additional Information                                                        36
Index to Financial Statements                                                 37

                               PROSPECTUS SUMMARY

      The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

                             SAVI MEDIA GROUP, INC.

      We are considered a development stage enterprise because we currently have no significant operations, have not yet generated revenue from new business activities and are devoting substantially all of our efforts to business planning and the search for sources of capital to fund our efforts. We have acquired all rights to "blow-by gas and crankcase engine emission reduction technology" which we intend to develop and market on a commercial basis. The technology is a gasoline and diesel engine emission reduction device which will allow us to sell to our customers a low-cost and relatively more effective and efficient emission reduction and engine efficiency for implementation in both new and presently operating automobiles. The technology is designed and we believe that it will offer better mileage and longer engine lifespan. The technology is also believed to provide for dramatic reductions in harmful emissions in engines and vehicles, a reduction in costs to do so as well as reducing all related emission costs. The goal of the technology is to sell a commercially-viable product which delivers superior emission reduction technology and operating performance.

      For the years ended December 31, 2004 and 2003, we generated income in the amounts of $197,038 and $12, respectively, and net losses of $106,417,974 and $1,999,913, respectively. For the quarter ended March 31, 2005, we generated no income and a net loss of $2,246,894. As a result of significant recurring losses from operations since inception and our dependence on outside sources of financing for continuation of our operations, our independent registered public accounting firm, in their report dated April 11, 2005, have expressed substantial doubt about our ability to continue as a going concern.

      Our principal offices are located at 9852 West Katella Avenue, #363, Anaheim, California 92804, and our telephone number is (714) 740-0601. We are a Nevada corporation.

The Offering

Common stock offered by
  selling stockholder ..............    Up to 450,000,000 shares,  including the
                                        following:

                                        - up to  450,000,000  shares  of  common
                                        stock underlying  convertible debentures
                                        in  the  principal   amount  of  $50,000
                                        (includes  a good faith  estimate of the
                                        shares underlying convertible debentures
                                        to  account   for  market   fluctuations
                                        antidilution    and   price   protection
                                        adjustments, respectively), and

                                        - up to 5,000,000 shares of common stock
                                        issuable  upon the  exercise  of  common
                                        stock  purchase  warrants at an exercise
                                        price of $1.09  per  share  (includes  a
                                        good  faith   estimate   of  the  shares
                                        underlying   warrants   to  account  for
                                        antidilution    and   price   protection
                                        adjustments, respectively).


                                        This number represents 80.43% of our current outstanding stock.

Common stock to be outstanding
  after the offering ...............    Up to 656,733,026 shares

Use of proceeds ....................    We will not  receive any  proceeds  from
                                        the sale of the common  stock.  However,
                                        we will  receive up to  $5,450,000  upon
                                        exercise of the  warrants by the selling
                                        stockholders.   We  expect  to  use  the
                                        proceeds  received  from the exercise of
                                        the   warrants,   if  any,  for  general
                                        working capital purposes.  However,  the
                                        selling  stockholder will be entitled to
                                        exercise  the  warrants  on  a  cashless
                                        basis  if the  shares  of  common  stock
                                        underlying    the   warrants   are   not
                                        registered   pursuant  to  an  effective
                                        registration  statement  within one year
                                        from  issuance.  In the  event  that the
                                        selling   stockholder    exercises   the
                                        warrants  on a cashless  basis,  then we
                                        will not receive any  proceeds  from the
                                        exercise of those warrants. In addition,
                                        we have received gross proceeds  $50,000
                                        from the sale of the secured convertible
                                        debentures   and  the   investors   have
                                        advanced  $50,000  for  the  payment  of
                                        professional  fees,  which advance shall
                                        be applied to the  exercise of warrants.
                                        The  investors  are obligated to advance
                                        us   $50,000   within   five   days   of
                                        responding   to  the   first   round  of
                                        comments   from   the   Securities   and
                                        Exchange  Commission,  if  any,  on this
                                        registration   statement   and   another
                                        $50,000  (or  $100,000  if we receive no
                                        comments    from   the   SEC   on   this
                                        registration statement) within five days
                                        of  this   prospectus   being   declared
                                        effective,   which   advances  shall  be
                                        applied to the exercise of warrants. The
                                        proceeds  received  from the sale of the
                                        secured  convertible  debentures will be
                                        used for business development  purposes,
                                        working   capital   needs,   payment  of
                                        consulting and legal fees and purchasing inventory.

Over-The-Counter Bulletin
  Board Symbol .....................    SVMI

      The above information regarding common stock to be outstanding after the offering is based on 110,733,026 shares of common stock outstanding as of May 24, 2005 and assumes the subsequent conversion of our issued convertible debentures and exercise of warrants by our selling stockholder.

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with an accredited investor on May 5, 2005, and amended on May 5, 2005, for the sale of (i) $50,000 in convertible debentures and (ii) warrants to buy 5,000,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these convertible debentures and warrants.

      The investor is obligated to provide us with an aggregate of $200,000 as follows:

            o     $50,000 was disbursed to us on May 5, 2005;

            o $50,000 has been advanced to us and retained for services provided to our company by various professionals, which shall be disbursed upon effectiveness of this registration statement;

            o     $50,000 will be advanced  within five  business  days after we
                  respond  to  our  first   round  of  SEC   comments   on  this
                  registration statement, if any; and

            o     $50,000   ($100,000   if  we  receive  no   comments  on  this
                  registration statement) will be advanced upon effectiveness of this registration statement.

      Funds advanced to us will be applied to the exercise price of warrants that the investors shall exercise in the future at their discretion.

      The debentures bear interest at 5 1/4%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholder's option. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 110, less the product of the conversion price multiplied by 100 times the dollar amount of the debenture; and the product thereof shall be divided by the conversion price. The conversion price for the convertible debentures is the lesser of (i) $0.75; (ii) eighty percent of the of the average of the three lowest volume weighted average prices during the twenty
(20) trading days prior to the conversion or (iii) eighty percent of the of the volume weighted average on the trading day prior to conversion. If the volume weighted average price is below $0.20 on a conversion date, we have the right to pre-pay the amount of the debenture the holder elects to convert, plus accrued and unpaid interest, at 150% of such amount; however, if we elect to pre-pay in this situation, the debenture holder has the right to withdraw the notice of conversion. Also, if the volume weighted average price is below $0.20 at any point during a month, the holder is not obligated to convert any portion of the debenture during that month. Accordingly, there is in fact no limit on the number of shares into which the debenture may be converted. In addition, the selling stockholder is obligated to exercise the warrant concurrently with the submission of a conversion notice by the selling stockholder. The warrant is exercisable into 5,000,000 shares of common stock at an exercise price of $1.09 per share.

      The conversion provisions of the convertible debentures and the exercise provisions of the warrant are correlated so that the convertible debentures will be converted and the warrant exercised in like proportions. The result is that in any month in which the holder converts the 5% minimum it will also exercise the 5% minimum under the warrant, which will result in it purchasing common stock for $275,000 ($272,500 paid in cash and $2,500 of the convertible debentures principal converted). In total, the conversion of the convertible debentures and exercise of the warrant will result in Golden Gate purchasing our common stock for up to $5,500,000 ($5,450,000 paid in cash and $50,000 of the convertible debentures principal converted) during the period between the effective date of the registration statement and May 5, 2007.

      There are three conditions that may reduce the aggregate purchase price paid by Golden Gate below $5,500,000:

      1. If Golden Gate only converts the 5% minimum per month, the May 5, 2007 payment date for the convertible debentures may occur before full conversion and exercise have occurred, if this registration statement registering the shares underlying the convertible debentures and warrants is not effective on or before September 2005;

      2. The conversion and exercise provisions of the securities provide that at no time may Golden Gate acquire ownership of more that 9.9% of our outstanding common stock;

      3. If at the time of a conversion/exercise, the conversion price would be less than $.20, then (a) Golden Gate is not obligated to convert any portion of the convertible debenture or exercise any portion of the warrant for that month or (b) we may opt to redeem the amount of principal that the holder presents for conversion at 150% of face value, either of which events would reduce the aggregate purchases under the convertible debentures and warrants.

      The selling stockholder has contractually agreed to restrict its ability to convert or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the convertible debentures.

                                  RISK FACTORS

      This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATING TO OUR BUSINESS:

WE HAVE A HISTORY OF LOSSES WHICH MAY CONTINUE, WHICH MAY NEGATIVELY IMPACT OUR ABILITY TO ACHIEVE OUR BUSINESS OBJECTIVES.

      We incurred net losses of $106,417,974 for the year ended December 31, 2004 and $1,999,913 for the year ended December 31, 2003. For the three months ended March 31, 2005, we incurred a net loss of $2,246,894. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to generate revenue. As a result of continuing losses, we may exhaust all of our resources prior to completing the development of our products. Additionally, as we continue to incur losses, our accumulated deficit will continue to increase, which might make it harder for us to obtain financing in the future. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us, which could result in reducing or terminating our operations.

IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING OUR BUSINESS OPERATIONS WILL BE HARMED AND IF WE DO OBTAIN ADDITIONAL FINANCING OUR THEN EXISTING SHAREHOLDERS MAY SUFFER SUBSTANTIAL DILUTION.

      We will require additional funds to sustain and expand our research and development activities. We anticipate that we will require up to approximately $5,500,000 to fund our anticipated research and development operations for the next twelve months, depending on revenue from operations. Additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. Even if we do receive additional financing, it may not be sufficient to sustain or expand our research and development operations or continue our business operations.

      There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our research and development plans. Any additional equity financing may involve substantial dilution to our then existing shareholders.

OUR INDEPENDENT AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

      In their report dated April 11, 2005, our independent auditors stated that our financial statements for the year ended December 31, 2004 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised due to our incurring net losses of $109,973,735 during the period from inception, August 13, 2002, to December 31, 2004. In addition, at December 31, 2004, we were in a negative working capital position of $165,460 and had a stockholders' deficit of $126,960. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, generating sales or obtaining loans and grants from various financial institutions where possible. Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

MANY OF OUR COMPETITORS ARE LARGER AND HAVE GREATER FINANCIAL AND OTHER RESOURCES THAN WE DO AND THOSE ADVANTAGES COULD MAKE IT DIFFICULT FOR US TO COMPETE WITH THEM

      The general market for our products and services is extremely competitive and includes several companies which have achieved substantially greater market shares than we have, and have longer operating histories, have larger customer bases, have substantially greater financial, development and marketing resources than we do. If overall demand for our products should decrease it could have a materially adverse affect on our operating results.

WE ACQUIRED RIGHTS TO OUR TECHNOLOGY FROM ONE OF THE FOUNDING INVESTORS WITHOUT A VALUATION OPINION OR ARM'S LENGTH NEGOTIATIONS

      We acquired rights to our technology from one of the founding investors for a price and consideration which we believe to be reasonable but this price was not negotiated on an arm's length basis nor was the transaction based upon a valuation opinion supporting that price. As a result, there is no assurance that price paid nor terms are reasonable. If the price paid was not reasonable or the terms of such transaction were not reasonable, we may have incurred costs which do not reflect the true value of the assets acquired and such costs may have unreasonably limited our likelihood of achieving our financial goals.

OUR INABILITY TO RAISE SUFFICIENT FUNDS TO BUILD A RESEARCH AND DEVELOPMENT LAB COULD RESULT IN THE LOSS OF OUR RIGHTS TO OUR TECHNOLOGY

      In connection with the acquisition of our rights to our technology from one of the founding investors, we covenanted to build a $5 million research and development lab and manufacturing plant. We currently do not have the ability to build this lab and will need to raise the funds to do so. In the event that we cannot raise the funds to build the lab, the founding investor who sold us the technology has the right to rescind the transaction and we would lose our rights to the technology. The loss of our right to the technology would have a material adverse impact on our business, such as the loss of products and services, which would reduce or eliminate most or all of our potential revenue source.

A   MANUFACTURER'S   INABILITY   TO  PRODUCE  OUR  GOODS  ON  TIME  AND  TO  OUR
SPECIFICATIONS COULD RESULT IN LOST REVENUE AND NET LOSSES

      We do not own or operate any manufacturing facilities and therefore will depend upon independent third parties for the manufacture of all of our products. Our products will be manufactured to our specifications by domestic or foreign manufacturers. The inability of a manufacturer to ship orders of our products in a timely manner or to meet our quality standards could cause us to miss the delivery date requirements of our customers for those items, which could result in cancellation of orders, refusal to accept deliveries or a reduction in purchase prices, any of which could have a material adverse effect as our revenues would decrease and we would incur net losses as a result of sales of the product, if any sales could be made. Further, because quality is a leading factor when customers and retailers accept or reject goods, any decline in quality by our third-party manufacturers could be detrimental not only to a particular order, but also to our future relationship with that particular customer.

AS A RESULT OF OUR INDUSTRY, WE NEED TO MAINTAIN SUBSTANTIAL INSURANCE COVERAGE, WHICH COULD BECOME VERY EXPENSIVE OR HAVE LIMITED AVAILABILITY.

      Our marketing and sale of products and services related to the medical and emergency care fields creates an inherent risk of claims for liability. As a result, we have secured and will continue to maintain insurance in amounts we consider adequate to protect us from claims. We cannot, however, be assured to have resources sufficient to satisfy liability claims in excess of policy limits if required to do so. Also, there is no assurance that our insurance provider will not drop our insurance or that our insurance rates will not substantially rise in the future, resulting in increased costs to us or forcing us to either pay higher premiums or reduce our coverage amounts which would result in increased liability to claims.

ANY INABILITY TO ADEQUATELY PROTECT OUR PROPRIETARY TECHNOLOGY COULD HARM OUR ABILITY TO COMPETE

      Our future success and ability to compete depends in part upon our proprietary technology, patents and trademarks, which we attempt to protect with a combination of patent, copyright, trademark and trade secret laws, as well as with our confidentiality procedures and contractual provisions. These legal protections afford only limited protection and are time-consuming and expensive to obtain and/or maintain. Further, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our intellectual property.

      We have been assigned one patent previously issued by the United States Patent and Trademark Office. Any patents that are issued to us could be invalidated, circumvented or challenged. If challenged, our patents might not be upheld or their claims could be narrowed. Our intellectual property may not be adequate to provide us with competitive advantage or to prevent competitors from entering the markets for our products. Additionally, our competitors could independently develop non-infringing technologies that are competitive with, equivalent to, and/or superior to our technology. Monitoring infringement and/or misappropriation of intellectual property can be difficult, and there is no guarantee that we would detect any infringement or misappropriation of our proprietary rights. Even if we do detect infringement or misappropriation of our proprietary rights, litigation to enforce these rights could cause us to divert financial and other resources away from our business operations.

OUR PRODUCTS MAY INFRINGE UPON THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS AND RESULTING CLAIMS AGAINST US COULD BE COSTLY AND REQUIRE US TO ENTER INTO DISADVANTAGEOUS LICENSE OR ROYALTY ARRANGEMENTS

      The automotive parts industry is characterized by the existence of a large number of patents and frequent litigation based on allegations of patent infringement and the violation of intellectual property rights. Although we attempt to avoid infringing upon known proprietary rights of third parties, we may be subject to legal proceedings and claims for alleged infringement by us or our licensees of third-party proprietary rights, such as patents, trade secrets, trademarks or copyrights, from time to time in the ordinary course of business. Any claims relating to the infringement of third-party proprietary rights, even if not successful or meritorious, could result in costly litigation, divert resources and our attention or require us to enter into royalty or license agreements which are not advantageous to us. In addition, parties making these claims may be able to obtain injunctions, which could prevent us from selling our products. Furthermore, former employers of our employees may assert that these employees have improperly disclosed confidential or proprietary information to us. Any of these results could harm our business. We may be increasingly subject to infringement claims as the number of, and number of features of, our products grow.

IF WE ARE UNABLE TO RETAIN THE SERVICES OF MESSRS. PROCOPIO OR MONROS OR MRS. PROCOPIO OR IF WE ARE UNABLE TO SUCCESSFULLY RECRUIT QUALIFIED PERSONNEL, WE MAY NOT BE ABLE TO CONTINUE OUR OPERATIONS.

      Our success depends to a significant extent upon the continued service of Mr. Mario Procopio, our Chief Executive Officer, President and Chairman of the Board, Mr. Serge Monros, our Chief Technology Officer, and Mrs. Kathy Procopio, our Chief Financial Officer, Treasurer and Secretary. Loss of the services of Messrs. Procopio or Monros or Mrs. Procopio could have a material adverse effect on our growth, revenues, and prospective business. We do not maintain key-man insurance on the life of Mr. Monros or Mrs. Procopio. We have key-man life insurance in the amount of $1 million on Mr. Procopio. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified personnel. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

RISKS RELATING TO OUR CURRENT FINANCING ARRANGEMENT:

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR CONVERTIBLE DEBENTURES AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

      As of May 24, 2005, we had 110,733,026 shares of common stock issued and outstanding, convertible debentures outstanding and that are required to be issued in connection with the securities purchase agreement that may be converted into an estimated 224,166,667 shares of common stock at current market prices and outstanding warrants to purchase 5,000,000 shares of common stock. In addition, the number of shares of common stock issuable upon conversion of the outstanding convertible debentures may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the debentures and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

THE  CONTINUOUSLY   ADJUSTABLE  CONVERSION  PRICE  FEATURE  OF  OUR  CONVERTIBLE
DEBENTURES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

      If we are unable to make repayment of the convertible debentures on a monthly basis, our obligation to issue shares upon conversion of our convertible debentures is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our convertible debentures (excluding accrued interest), based on market prices 25%, 50% and 75% below the market price, as of June 24, 2005 of $0.06.

                                                   Number               % of
% Below      Price Per        With Discount       of Shares          Outstanding
Market          Share           at 20%            Issuable              Stock
------          -----           ------            --------              -----
25%            $.045             $.036           147,777,778           57.17%
50%            $.03              $.024           224,166,667           66.94%
75%            $.015             $.012           453,333,334           80.37%

      As illustrated, the number of shares of common stock issuable upon conversion of our convertible debentures will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

THE  CONTINUOUSLY   ADJUSTABLE  CONVERSION  PRICE  FEATURE  OF  OUR  CONVERTIBLE
DEBENTURES MAY ENCOURAGE INVESTORS TO MAKE SHORT SALES IN OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

      The convertible debentures are convertible into shares of our common stock at a 20% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as Golden Gate Investors converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. Golden Gate Investors could sell common stock into the market in anticipation of covering the short sale by converting its securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of debentures and warrants, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE CONVERTIBLE DEBENTURES AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

      The issuance of shares upon conversion of the convertible debentures and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although Golden Gate Investors may not convert their convertible debentures and/or exercise their warrants if such conversion or exercise would cause them to own more than 9.99% of our outstanding common stock, this restriction does not prevent Golden Gate Investors from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, Golden Gate Investors could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

IN THE EVENT THAT OUR STOCK PRICE DECLINES, THE SHARES OF COMMON STOCK ALLOCATED FOR CONVERSION OF THE CONVERTIBLE DEBENTURES AND REGISTERED PURSUANT TO THIS PROSPECTUS MAY NOT BE ADEQUATE AND WE MAY BE REQUIRED TO FILE A SUBSEQUENT REGISTRATION STATEMENT COVERING ADDITIONAL SHARES. IF THE SHARES WE HAVE ALLOCATED AND ARE REGISTERING HEREWITH ARE NOT ADEQUATE AND WE ARE REQUIRED TO FILE AN ADDITIONAL REGISTRATION STATEMENT, WE MAY INCUR SUBSTANTIAL COSTS IN CONNECTION THEREWITH.

      Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the convertible debentures, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the convertible debentures. Accordingly, we are registering 450,000,000 shares to cover the conversion of the convertible debentures. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the convertible debentures and are registering hereunder may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING CONVERTIBLE DEBENTURES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE CONVERTIBLE DEBENTURES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

      In May 2005, we entered into a Securities Purchase Agreement for the sale of an aggregate of $50,000 principal amount of convertible debentures. The convertible debentures are due and payable, with 5 1/4% interest, two years from the date of issuance, unless sooner converted into shares of our common stock. In addition, any event of default could require the early repayment of the convertible debentures at a price equal to 150% of the amount due under the debentures. We anticipate that the full amount of the convertible debentures, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the convertible debentures. If we are required to repay the convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debentures when required, the debenture holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

RISKS RELATING TO OUR COMMON STOCK:

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR SERIES A AND C CONVERTIBLE PREFERRED STOCK AND THE ISSUANCE OF SHARES UPON CONVERSION OF THE SERIES A AND C CONVERTIBLE PREFERRED STOCK WOULD CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS

      As of June 20, 2005, we had 110,733,026 shares of common stock issued and outstanding and series A and C convertible preferred stock that may be converted into 1,504,000,000 shares of our common stock. The issuance of shares upon conversion of the series A and C convertible preferred stock would result in substantial dilution to the interests of other stockholders.

OUR OFFICERS AND DIRECTORS OWN A CONTROLLING INTEREST IN OUR VOTING STOCK AND INVESTORS WILL NOT HAVE ANY VOICE IN OUR MANAGEMENT.

      As a result of ownership of stock options and convertible preferred stock, our officers and directors, in the aggregate, beneficially own approximately 94.8% of our outstanding common stock. As a result, these stockholders, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval, including:

      o     election of our board of directors;

      o     removal of any of our directors;

      o     amendment of our certificate of incorporation or bylaws; and

      o adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

      As a result of their ownership and positions, our directors and executive officers collectively are able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

      Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and

      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      o obtain financial information and investment experience objectives of the person; and

      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and

      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                 USE OF PROCEEDS

      This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholder. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. However, the selling stockholder will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not registered pursuant to an effective registration statement within one year from issuance. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds from the exercise of those warrants. In addition, we have received gross proceeds $50,000 from the sale of the secured convertible debentures and the investors have advanced $50,000 for the payment of professional fees, which advance shall be applied to the exercise of warrants. The investors are obligated to advance us $50,000 within five days of responding to the first round of comments from the Securities and Exchange Commission, if any, on this registration statement and another $50,000 (or $100,000 if we receive no comments from the SEC on this registration statement) within five days of this prospectus being declared effective, which advances shall be applied to the exercise of warrants. The proceeds received from the sale of the secured convertible debentures will be used for business development purposes, working capital needs, payment of consulting and legal fees and purchasing inventory.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

      Our common stock is quoted on the OTC Bulletin Board under the symbol "SVMI." For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

                                                 Low        High
                                                 ---        ----
             2003
             ----
             First Quarter (1)                    .28      3.50
             Second Quarter                       .01       .34
             Third Quarter                        .01       .03
             Fourth Quarter                       .02       .03

             2004
             ----
             First Quarter                        .02       .02
             Second Quarter                       .02       .02
             Third Quarter (2)                    .02       .43
             Fourth Quarter (3)                   .13      5.50

             2005
             ----
             First Quarter                        .12       .40
             Second Quarter (4)                   .03       .38

(1) Reflects a 3:1 stock split.
(2) Reflects a 1:25 reverse stock split.
(3) Reflects a 1:100 reverse stock split.
(4) As of June 24, 2005

HOLDERS

      As of May 24, 2005, we had approximately 284 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Pacific Stock Transfer Company.

      We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

      Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

      o     discuss our future expectations;

      o contain projections of our future results of operations or of our financial condition; and

      o     state other "forward-looking" information.

      We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

OVERVIEW

BUSINESS HISTORY

      We were originally incorporated as Energy Resource Management, Inc. on August 13, 2002 and subsequently adopted name changes to Redwood Energy Group, Inc. and Redwood Entertainment Group, Inc., upon completion of a recapitalization on August 26, 2002. The re-capitalization occurred when we acquired the non-operating entity of Gene-Cell, Inc. Gene-Cell had no significant assets or operations at the date of acquisition and we assumed all liabilities that remained from its prior discontinued operation as a biopharmaceutical research company. The historical financial statements presented herein are those of SaVi Media Group, Inc. and its predecessors, Redwood Entertainment Group, Inc., Redwood Energy Group, Inc. and Energy Resource Management, Inc.

      The non-operating public shell we used to recapitalize was originally incorporated as Becniel and subsequently adopted name changes to Tzaar Corporation, Gene-Cell, Inc., Redwood Energy Group, Inc., Redwood Entertainment Group, Inc., and finally its current name, SaVi Media Group, Inc.

BUSINESS SUMMARY

      We are considered a development stage enterprise because we currently have no significant operations, have not yet generated revenue from new business activities and are devoting substantially all of our efforts to business planning and the search for sources of capital to fund our efforts. We have acquired all rights to "blow-by gas and crankcase engine emission reduction technology" which we intend to develop and market on a commercial basis. The technology is a gasoline and diesel engine emission reduction device which will allow us to sell to our customers a low-cost and relatively more effective and efficient emission reduction and engine efficiency for implementation in both new and presently operating automobiles. The technology is designed and we believe that it will offer better mileage and longer engine lifespan. The technology is also believed to provide for dramatic reductions in harmful emissions in engines and vehicles, a reduction in costs to do so as well as reducing all related emission costs. The goal of the technology is to sell a commercially-viable product which delivers superior emission reduction technology and operating performance.

      We currently have the right to develop, produce, market and distribute a new product which provides for increased fuel economy and reduced emissions in automotive applications for both new and existing vehicles and may be used in other non-automotive applications. The technology may be sold internationally, but Los Angeles is our base of operations and the United States will be our initial market. We plan to seek the rights to develop and sell additional products and will seek strategic partnerships with manufacturers and distributors in the various industries where our products may be sold and to develop markets in other areas. Once established domestically, we intend to formulate a plan to expand into international markets.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

      Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates and our estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. These estimates and assumptions provide a basis for our judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from our estimates under different assumptions or conditions, and these differences may be material.

      We believe that the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements:

INCOME TAXES

      We use the liability method of accounting for income taxes. Under this method, deferred income taxes are recorded to reflect the tax consequences on future years of temporary differences between the tax basis of assets and liabilities and their financial amounts at year-end. We provide a valuation allowance to reduce deferred tax assets to their net realizable value.

STOCK-BASED COMPENSATION

      We follow the disclosure and reporting requirements of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123") for stock-based employee compensation plans. SFAS No. 123 defined a fair value based method of accounting for an employee stock option or similar equity instrument and encouraged all entities to adopt that method of accounting for all of their employee stock compensation plans and include the cost in the income statement as compensation expense. However, it also allowed entities to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees". We account for compensation cost for stock option plans in accordance with APB Opinion No. 25.

RESULTS OF OPERATIONS

      During the period from inception, August 13, 2002, to March 31, 2005, we have not generated any revenue from operations. As of March 31, 2005, we have accumulated net losses in the development stage of $112,220,629 for the period from inception, August 13, 2002, to March 31, 2005. Additionally, at March 31, 2005, we are in a negative working capital position of $105,883 and a stockholders' deficit position $67,383. Our auditors have opined that such matters raise substantial doubt about our ability to continue as a going concern. We financed our operations mainly through the sale of common stock and have been entirely dependent on outside sources of financing for continuation of operations. For the remainder of fiscal 2005, we will continue to pursue funding for our business. There is no assurance that we will continue to be successful in obtaining additional funding on attractive terms or at all, nor that the projects towards which additional paid-in capital is assigned will generate revenues at all.

PLAN OF OPERATION

      During the quarter ended March 31, 2005, we had limited operations and we expect to require additional cash of approximately $5,000,000 over the next twelve months. Those funds will be used continued operation in the development stage.

      Our plan of operations will require sources of funding that may not be available on terms that are acceptable to management and existing stockholders, or may include terms that will result in substantial dilution to existing stockholders.

LIQUIDITY AND CAPITAL RESOURCES

      As of March 31, 2005, total current assets were $104,007 consisting of cash and cash equivalents of $65,507 and intangible assets (patents) of $38,500.

      Total current liabilities were $171,390 as of March 31, 2005, consisting of notes payable of $2,000, accounts payable and accrued liabilities of $10,095 and accounts payable assumed in recapitalization of 159,295.

      We had a negative working capital of $67,383 as of March 31, 2005.

      We did not have any cash flows from or net cash used in investing activities during the quarter ended March 31, 2005.

      We incurred net losses of $109,973,735 during the period from inception, August 13, 2002, to December 31, 2004. In addition, at December 31, 2004, we were in a negative working capital position of $165,460 and had a stockholders' deficit of $126,960. As a result, our independent registered public accounting firm, in its report dated April 11, 2005, has expressed substantial doubt about our ability to continue as a going concern.

      Our ability to continue as a going concern is dependent upon several factors. These factors include our ability to:

      o     further implement our business plan;

      o     obtain additional financing or refinancing as may be required; and

      o     generate revenues.

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with an accredited investor on May 5, 2005, and amended on May 5, 2005, for the sale of (i) $50,000 in convertible debentures and (ii) warrants to buy 5,000,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these convertible debentures and warrants.

      The investor is obligated to provide us with an aggregate of $200,000 as follows:

            o     $50,000 was disbursed to us on May 5, 2005;

            o $50,000 has been advanced to us and retained for services provided to our company by various professionals, which shall be disbursed upon effectiveness of this registration statement;

            o     $50,000 will be advanced  within five  business  days after we
                  respond  to  our  first   round  of  SEC   comments   on  this
                  registration statement, if any; and

            o     $50,000   ($100,000   if  we  receive  no   comments  on  this
                  registration statement) will be advanced upon effectiveness of this registration statement.

      Funds advanced to us will be applied to the exercise price of warrants that the investors shall exercise in the future at their discretion.

      The debentures bear interest at 5 1/4%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholder's option. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 110, less the product of the conversion price multiplied by 100 times the dollar amount of the debenture; and the product thereof shall be divided by the conversion price. The conversion price for the convertible debentures is the lesser of (i) $0.75; (ii) eighty percent of the of the average of the three lowest volume weighted average prices during the twenty
(20) trading days prior to the conversion or (iii) eighty percent of the of the volume weighted average on the trading day prior to conversion. If the volume weighted average price is below $0.20 on a conversion date, we have the right to pre-pay the amount of the debenture the holder elects to convert, plus accrued and unpaid interest, at 150% of such amount; however, if we elect to pre-pay in this situation, the debenture holder has the right to withdraw the notice of conversion. Also, if the volume weighted average price is below $0.20 at any point during a month, the holder is not obligated to convert any portion of the debenture during that month. Accordingly, there is in fact no limit on the number of shares into which the debenture may be converted. In addition, the selling stockholder is obligated to exercise the warrant concurrently with the submission of a conversion notice by the selling stockholder. The warrant is exercisable into 5,000,000 shares of common stock at an exercise price of $1.09 per share.

      Golden Gate Investors has contractually committed to convert not less than 5% of the original face value of the debenture monthly beginning the month after the effective date of the Registration Statement. Golden Gate Investors is required to exercise warrants concurrently with the exercise of a conversion notice under the debenture and is committed to exercise at least 5% of the warrants per month after the effective date of the Registration Statement. In the event that Golden Gate Investors breaches the minimum restriction on the debenture and warrant, Golden Gate will not be entitled to collect interest on the debenture for that month. If Golden Gate submits a conversion notice and the volume weighted average price is less then $.20 per share, then we will be entitled to prepay the portion of the debenture that is being converted at 150% of such amount. If we elect to prepay, then Golden Gate may withdraw its conversion notice.

      The conversion provisions of the convertible debentures and the exercise provisions of the warrant are correlated so that the convertible debentures will be converted and the warrant exercised in like proportions. The result is that in any month in which the holder converts the 5% minimum it will also exercise the 5% minimum under the warrant, which will result in it purchasing common stock for $275,000 ($272,500 paid in cash and $2,500 of the convertible debentures principal converted). In total, the conversion of the convertible debentures and exercise of the warrant will result in Golden Gate purchasing our common stock for up to $5,500,000 ($5,450,000 paid in cash and $50,000 of the convertible debentures principal converted) during the period between the effective date of the registration statement and May 5, 2007.

      There are three conditions that may reduce the aggregate purchase price paid by Golden Gate below $5,500,000:

      1. If Golden Gate only converts the 5% minimum per month, the May 5, 2007 payment date for the convertible debentures may occur before full conversion and exercise have occurred, if this registration statement registering the shares underlying the convertible debentures and warrants is not effective on or before September 2005;

      2. The conversion and exercise provisions of the securities provide that at no time may Golden Gate acquire ownership of more that 9.9% of our outstanding common stock;

      3. If at the time of a conversion/exercise, the conversion price would be less than $.20, then (a) Golden Gate is not obligated to convert any portion of the convertible debenture or exercise any portion of the warrant for that month or (b) we may opt to redeem the amount of principal that the holder presents for conversion at 150% of face value, either of which events would reduce the aggregate purchases under the convertible debentures and warrants.

      Golden Gate has further contractually agreed to restrict its ability to convert the debenture or exercise their warrants and receive shares of our common stock such that the number of shares held by the Holder and its affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of our common stock.

      We believe that we can operate at our current level of liquidity for the next twelve months. In addition to the money raised pursuant to the Securities Purchase Agreement, we believe it is imperative that we raise an additional $5,500,000 of capital in order to implement our business plan. We are attempting to raise additional funds through debt and/or equity offerings. We intend to use any funds raised to pay down debt and to provide us with working capital. There can be no assurance that any new capital would be available to us or that adequate funds for our operations, whether from our revenues, financial markets, or other arrangements will be available when needed or on terms satisfactory to us. Any additional financing may involve dilution to our then-existing shareholders. At this time, no additional financing has been secured or identified. We have no commitments from officers, directors or affiliates to provide funding. If we are unable to obtain debt and/or equity financing upon terms that we deem sufficiently favorable, or at all, it would have a materially adverse impact upon our ability to pursue our business strategy and maintain our current operations. As a result, it may require us to delay, curtail or scale back some or all of our operations. We do not currently have commitments for capital at this time.

OFF-BALANCE SHEET ARRANGEMENTS

      We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition or results of operations.

      There were no recent accounting pronouncements that have had or are likely to have a material effect on our financial position or results of operations.

                                    BUSINESS

OVERVIEW

      We are considered a development stage enterprise because we currently have no significant operations, have not yet generated revenue from new business activities and are devoting substantially all of our efforts to business planning and the search for sources of capital to fund our efforts. We have acquired all rights to "blow-by gas and crankcase engine emission reduction technology" which we intend to develop and market on a commercial basis. The technology is a gasoline and diesel engine emission reduction device which will allow us to sell to our customers a low-cost and relatively more effective and efficient emission reduction and engine efficiency for implementation in both new and presently operating automobiles. The technology is designed and we believe that it will offer better mileage and longer engine lifespan. The technology is also believed to provide for dramatic reductions in harmful emissions in engines and vehicles, a reduction in costs to do so as well as reducing all related emission costs. The goal of the technology is to sell a commercially-viable product which delivers superior emission reduction technology and operating performance.

HISTORY

      We were originally incorporated as Energy Resource Management, Inc. on August 13, 2002 and subsequently adopted name changes to Redwood Energy Group, Inc. and Redwood Entertainment Group, Inc., upon completion of a recapitalization on August 26, 2002. The re-capitalization occurred when we acquired the non-operating public shell of Gene-Cell, Inc., a public company. Gene-Cell had no significant assets or operations at the date of acquisition and we assumed all liabilities that remained from its prior discontinued operation as a biopharmaceutical research company. The historical financial statements presented herein are those of Redwood Entertainment Group, Inc. and its predecessors, Redwood Energy Group, Inc. and Energy Resource Management, Inc.

      The non-operating public shell used to recapitalize the Company was originally incorporated as Becniel and subsequently adopted name changes to Tzaar Corporation, Gene-Cell, Inc., Redwood Energy Group, Inc., Redwood Entertainment Group, Inc., and finally its current name, SaVi Media Group, Inc.

AUTOMOTIVE VENTILATION SYSTEMS

      During a normal compression in an automotive engine, a small amount of gases in the combustion chamber escape past the pistons. Approximately 70% of these gases, known as blow-by gases, are unburned fuel that can dilute and contaminate the engine oil, causing corrosion to critical engine parts, and cause a build-up on sludge. As the engine speed increases, the pressure in the crankcase increases as a result of the blow-by gases. When the pressure gets too great in the crankcase, it can cause oil to leak past seals and gaskets, causing oil leaks. If the pressure is not relieved, it would cause all of the oil to blow out of the engine. Prior to 1963, cars used road draft tubes that just left the hydrocarbon emissions from the crankcase out into the open air. In 1963, automobiles created a positive crankcase ventilation, which consists of an valve, called the PCV valve, which creates a metered opening, and a hose that runs to the car's intake manifold. The intake manifold has a vacuum effect that sucks the blow-by gases from the crankcase into the intake manifold, where the gases are burned. This process reduces the emissions produced by the engine as only the results of the burned gases are emitted.

OUR PRODUCT

      The Crankcase Ventilation System is an add-on system, designed and built in a modular format, intended for any gasoline as well as diesel motor vehicle. The Crankcase Ventilation System technology is covered by U.S. patent No. 5,228,424 and international patent application filed with the World Intellectual Property Organization which patent that has assigned to us. The Crankcase Ventilation System is added to an engine crankcase to vent blow-by gases from the crankcase into the intake manifold regardless of engine vacuum. As it is a supplemental modular unit, it can be readily adapted and added to any existing vehicle system or placed in any new vehicle.

      The Crankcase Ventilation System is comprised of a various components that unlike simple positive crankcase ventilation valves, the Crankcase Ventilation System provides two-stage ventilation by which the orifice of the valve is selectively opened to regulate the flow of gases depending on engine speed, via a throttle linkage switch. The result of this system is a process whereby the Crankcase Ventilation System recovers and collects lower vapor pressure hydrocarbons from blow-by gases for return to the engine crankcase by use of a hydrocarbon separator and retriever, known as a recovery filter. The recovered hydrocarbons are re-introduced into the combustion cycle thereby improving engine operations and lowering emissions.

      The Crankcase Ventilation System can be installed in less than one hour by a mechanic with limited training or by a competent do-it-yourselfer.

      The Crankcase Ventilation System is an improvement on the current pollution positive crankcase ventilation reduction controls, including the implementation of cleaner fuels and related hardware. While these measures have had the intended effect of reducing pollution causing emissions, they have not eliminated the emissions to an acceptable level. Our Crankcase Ventilation System technology is more effective than passive systems currently in use, provides excellent fuel efficiency and virtually eliminates fugitive crankcase emissions. The goal of the Crankcase Ventilation System technology is to provide a more aggressive method of emission reduction that is not possible by passive means and improves fuel efficiency.

BENEFITS OF THE CRANKCASE VENTILATION SYSTEM TECHNOLOGY

      There are several advantages to the Crankcase Ventilation System as an engine enhancement and emission control device both in North America and in the rest of the world:

      1. The Crankcase Ventilation System can be applied to older cars, eliminating the need to wait for improved features or standards to be applied to new vehicles only. While the Crankcase Ventilation System technology can be installed at the original equipment manufacturer level, on new vehicles, the Crankcase Ventilation System technology's immediate application will be in the retrofit market on vehicles already on the road

      2. New technologies and upgrades can be applied at each scheduled service replacement.

      3. Supplementary technologies enable the collection and organized disposal of toxics, as supplementary technologies do not exclude periodic replacement or service.

      4. The Crankcase Ventilation System separates the formulation of emission control standards from the limitations of the make, year or purpose of the device.

      5. The Crankcase Ventilation System can be applied not only to cars but also to all types of vehicles that use gasoline or diesel internal combustion engines - industrial, commercial, electrical generation equipment, marine engines, to name but a few examples.

      6.    The Crankcase  Ventilation System can reduce emissions,  even on new
            engines,   even  those  utilizing  the  most  modern   technologies,
            generally up to 40% and occasionally up to 50%.

      7. The Crankcase Ventilation System technology generally will increase the miles per gallon up to 20%, reduce the need for oil changes dramatically (to as much as every 50,000 miles, thereby reducing the need for used oil processing), and increase horsepower generally up an additional 10-15%.

      8. The Crankcase Ventilation System is a patented technology for the U.S., Canada and selected overseas markets.

INDEPENDENT TESTING

      We have sought out and received independent testing results, which, to-date, have been very encouraging and have validated our claims. At our request, tests were conducted by California Environmental Engineering, a greater Los Angeles area based leading independent environmental testing firm, over the last eight years. Overall, California Environmental Engineering is a consulting firm specializing in the testing of environmental and engine instrumentation. California Environmental Engineering provided a written conclusion after testing that provides, in part: "We have evaluated the data from the test runs in the demonstration of the Crankcase Ventilation System. We can attest to the positive effect of the Crankcase Ventilation System. In conclusion, the technology has demonstrated that it has both economic and environmental benefits". Additional testing has been done by KLD Environmental Consultations also with similar positive results.

SPECIFIC PRODUCT DESCRIPTIONS

Crankcase Ventilation System (gasoline)
---------------------------------------

      A flow controlled engine ventilation system recovers blow-by gases and lower vapor pressure hydrocarbons. In an internal combustion engine, blow-by gases generated by the internal combustion process are ventilated from the crankcase to a recovery filter. The recovery filter has an expansion chamber allowing the blow-by gases to evenly distribute themselves before flowing past the filtration medium.

Crankcase Ventilation System (diesel)
-------------------------------------

      In diesel applications, the Crankcase Ventilation System is combined with an advanced oil and vapor closed crankcase system. By enclosing the road-draft tube the blow-by gases and oil mist are filtered and recycled. The remaining gases and vapors are returned to the combustion inlet while the oil mist is returned back into the crankcase.

      Our Crankcase Ventilation System technology is referred to as an "Engine Treatment" technology, as the name implies, it functions after the treatment of the fuel and engine systems.

INTERNAL COMBUSTION ENGINE CRANKCASE VENTILATION SYSTEM

      The Crankcase Ventilation System hydrocarbon separator and retriever or recovery filter is a key element of the system in that it, coupled with a positive crankcase ventilation value device, enables the device to recovery lower pressure hydrocarbons, which have been a real and material contributor to higher engine emission levels and less effective engine operation. This technology is more effective than passive systems currently in use, provides excellent fuel efficiency and goes much farther to eliminate fugitive crankcase emissions. The original design goal was to provide a more aggressive method of emission reduction that was possible by passive means, thereby improving both emission control and fuel efficiency. Preliminary tests by us indicate that the Crankcase Ventilation System exhibits close to 99% efficiency (based on energy recouped compared with energy used) and close to 100% effectiveness in reduction of fugitive crankcase emissions. Preliminary testing by us and independent testing sources indicate that the Crankcase Ventilation System in gasoline engines may be able to reduce nitrogen oxides by as much as 25% and hydrocarbons and carbon monoxide as much as 40%, while increasing gas mileage by as much as 30% and prolonging engine life by as much as 100%. These factors will require further verification but, if supported, will allow a significant marketing advantage. The Crankcase Ventilation System also increases the useful life of the engine's spark plugs and oil contamination and sludge build-up are also reduced, extending the time required between tune-ups. In diesel engines, the Crankcase Ventilation System obtains similar engine enhancement and lower emission results.

PRICING

      We have not yet determined the exact pricing for our products but intend to develop pricing strategies commensurate with the results of our market research. We anticipate that our Crankcase Ventilation System product will be sold to end users for a price in the range of $100 to $200 plus installation and the pricing to original equipment manufacturers might be in the range of $50 to $125.

MARKETING STRATEGY

      We hope to establish ourselves as a provider of technology to capture blow-by gases and related crankcase ventilation system and emission reduction and, thereafter to aggressively expand as a provider of multiple fuel efficiency and emission reduction technologies and related systems that solve practical emission reduction and engine combustion systems deployment problems. The current development framework and systems and designs are based on this strategy.

      A key part of our core short- and long-term strategy is to work with chosen business, strategic and original equipment manufacturer partners to establish recurring revenues. Our multiple versions of our Crankcase Ventilation System give other developers, original equipment manufacturers and licensees the flexibility to utilize different aspects of our technologies. This flexibility allows customers the freedom to determine the most efficient and cost effective way of implementing the Crankcase Ventilation System technology into their products. We will focus pull through marketing programs, such as getting governments and end-users to request the CVS technology and products from vehicle and transportation companies.

The critical objectives of our marketing strategy over the next twenty-four months are outlined below:

      1. We will continue to enhance our Crankcase Ventilation System prototypes and products and enhance expected capabilities and confirm commercialization steps in three phases. These phases are outlined below:

            Phase I: Focus on the continued development of the Crankcase Ventilation System and all related technologies so as to have a solution to be able to sell/market in all vertical markets before the end of 2005.

            Phase II:   To have  products  ready for  shipment by the end of the
                        third  quarter  of 2005 so as to be  able to  offer  all
                        strategic   partners,   customers,   original  equipment
                        manufacturers and end-users products in the first three months of year 2006.

            Phase III:  Thereafter,  continue  the  development  of the  vehicle emission reduction and engine improvement technology by incorporating the use of additional light-weight, powerful, state-of-the-art materials as well as enhanced units that are based on designs currently in development to refine products which will work with as many known existing gasoline and diesel engine systems as economically practical.

      2. We will continue to demonstrate how the Crankcase Ventilation System technology can be retrofitted into various standard and commercial vehicles. Starting in 1996, field-testing began on our Crankcase Ventilation System technology and we continue to seek additional parties to do next generation pilots. We will continue the task of seeking early-stage adopters of our Crankcase Ventilation System technology in applications and vehicles before the end of the second quarter of year 2005.

      3. The Company intends to adopt a pull-through market strategy. Our strategy evolves around developing and commercializing our Crankcase Ventilation System technology and sub-components tailored to the specific application needs of industry original equipment manufacturers and partners (e.g.., fleet, transportation, automotive, trucks, etc.), while focusing solely on licensing the entire Crankcase Ventilation System technology eventually to an established party for full-scale market commercialization (i.e.., automotive and/or truck manufacturer, automobile maker, automobile retrofit supplier, etc.). We will work directly with end-users (who could pull-through our products to manufacturers) as well as original equipment manufacturers and partners to establish emission reduction products that are based on specific requirements and on the manufacturing and internal partners' capabilities. Conversely, with respect to the entire Crankcase Ventilation System, we will seek to form one or several manufacturing joint ventures or licensee agreements. In this situation, we will continue to play a leading role in the development area, up to and including the production and testing of prototypes for technical and commercial evaluations. In the long-term, we will continue to provide technical support and research & development to the manufacturing and marketing activities of our joint venture partners regarding the Crankcase Ventilation System technology. Accordingly, the strategy includes three main components:

            a. Development and licensing activities regarding the Crankcase Ventilation System technology;

            b.    Direct sales and manufacturing activities; and

            c.    Various system manufacturing and/or sale activities.

      4. Ultimately, we will seek to expand our range of strategic partners and other pilot projects. As part of our business model to creating a joint venture and/or securing a licensing agreement with an established partner, our management has undertaken preliminary discussions regarding partnering agreements but intends to pursue these continuously with the goal that pilot projects, targeted at vehicle fleets, may begin in calendar year 2005. We are able to serve as the development arm of any original equipment manufacturers and/or partners while also actively pursuing in contract development and preproduction work. As part of our development role, we will continue to produce and test prototypes, for external customers and for joint venture partners. Fine tuning adjustments usually needed during the early stages of production will best be resolved by having the original equipment manufacturers and joint venture partners available on site. Once larger production volumes are needed, production will be moved to original equipment manufacturers and/or partners' mass manufacturing plants, whose design will benefit from the experience acquired during the ramp-up phase. We intend to contract with OEMs and client partners for the production and test of the samples we will need to implement our development strategy.

      5. On a longer term basis, we will focus on contract opportunities most likely to lead to licensing transactions. We desire that such opportunities will involve research areas in which we maintain a strong potential patent position and customers, which have the necessary industrial resources and market presence to successfully commercialize the licensed technologies.

SUPPLIERS

      While we currently have no contracts for production, we are investigating production strategies including use of original equipment manufacturers and licensing arrangements.

INTELLECTUAL PROPERTY

      We have received an assignment of letters patent, transferring ownership to the technology referred to as the crankcase ventilation system. As assignee, we are considered the owner of the intellectual property associated with the patent. We presently hold no other intellectual property protected by letters patent nor have we filed for such letters patent entitling us to claim "patent pending" on any other technology. We anticipates that some of the derivative technology resulting from the development of the crankcase ventilation system will be appropriate for application for patents.

      We also own certain trademarks associated with the marketing of our products. None of our marks have been registered with the US Patent and Trademark Office or any state trademark agency. We also claim copyright to certain white papers and marketing pieces.

COMPETITION

      The industry is marked by competition in two industry segments: emission reduction and fuel efficiency. Our product is designed to compete within both segments. We face competition from numerous foreign and domestic companies of various sizes, most of which are larger and have greater capital resources. Competition in these areas is further complicated by possible shifts in market share due to technological innovation, changes in product emphasis and applications and new entrants with greater capabilities or better prospects.

      Passive crankcase ventilation systems have been available for many years and have been, in fact, a required emission-control system on certain vehicles. In addition, the Environmental Protection Agency is responsible for setting emission standards that all vehicles must meet. These emissions standards must be met by all new vehicles produced, resulting in all car manufacturers developing technology to lower emissions and raise fuel efficiency. In addition to car manufacturers, we compete against other companies that develop after-market products that lower emissions and/or increase fuel efficiency. Some of these competitors' products include Racor's CCV, Majestic SAFE-T-PRODUCTS Refilter, Save the World Air, Inc's Mark I ZEFS device and Indigo Electronics CVS for boats.

EMPLOYEES

      We currently have three full-time employees, all of whom are management. We regularly utilize the services of consultants on an as-needed basis. None of our employees belongs to a collective bargaining union. We have not experienced a work stoppage and believe that our employee relations are good.

                           DESCRIPTION OF PROPERTIES

      We maintain our principal office at 9852 West Katella Avenue, #363, Anaheim, California 92804. Our telephone number at that office is (714) 740-0601 and our facsimile number is (714) 740-0030. We lease approximately 600 square feet of office space from an affiliated company, New Creation Outreach, for $600 a month. Kathy Procopio, our Secretary, Treasurer and member of the Board of Directors is the Chief Executive Officer and a director of New Creation Outreach. In addition, Serge Monros, our Chief Technology Officer and member of the Board of Directors is also a director of New Creation Outreach. The lease runs until August 1, 2005. We believe that our current office space and facilities are sufficient to meet our present needs and do not anticipate any difficulty securing alternative or additional space, if needed, on terms acceptable to us.

                               LEGAL PROCEEDINGS

      From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not involved currently in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

      The following information sets forth the names of our officers and directors, their present positions with us, and their biographical information.

     NAME              AGE       POSITION

Mario Procopio          44       Chief Executive Officer, President and
                                 Chairman of the Board of Directors
George Hukriede         61       Chief Financial Officer
Kathy Procopio          46       Secretary, Treasurer and Director
Serge Monros            53       Chief Technology Officer and Director
Phil Pisanelli          56       Vice President for Marking and Director
Ben Lofstedt            63       Director

Directors hold office until the election and qualification of their successors at a meeting of the Company's stockholders. Officers hold office, subject to removal at any time by the Board, until their successors are appointed and qualified.

Background of Directors and Executive Officers:

      Mr. Mario Procopio has been our President, Chief Executive Officer since August 2004 and a director since July 2003. Since January 1999, Mr. Procopio has taught theology at STBC College in Anaheim, California. Mr. Procopio is married to Kathy Procopio, our Secretary, Treasurer and director. Mr. Procopio received an honorary doctorate in Theology from Southern California Community Bible College in June 2003.

      George Hukriede has been our Chief Financial Officer since April 2005. Since January 2000, Mr. Hukriede has been the owner of LGH Consulting, Inc., a Westminister, California based consulting firm. Mr. Hukriede has previously been a staff accountant for Frazer & Torbet, located in Los Angeles, California; controller for Marshburn Farms, located in Norwalk, California; owner and principal of L. George Hukriede Accounting Corporation and managing partner of Hukriede, Walsh & Associates. Mr. Hukriede has been a certified public accountant since 1971. Mr. Hukriede received his Bachelor of Arts degree in Accounting from California State University, Long Beach in 1968.

      Mrs. Kathy Procopio has been our Secretary and Treasurer since March 2004 and a director since March 2003. Since January 1985, Mrs. Procopio has has been the Chief Executive Officer and a director of New Creation Outreach, Inc., a
Anaheim, California based non-profit. Mrs. Procopio is married to Mario Procopio, our President, Chief Executive Officer and director. Mrs. Procopio received an honorary doctorate in Theology from Southern California Community Bible College in June 2003.

      Mr. Serge Monros has been the Chief Technology Officer and a director since August 2004. Since January 1998, Mr. Monros has been the owner on Monros Consulting, a Huntington Beach, California consulting company. Mr. Monros is also a director of New Creation Outreach, Inc., a Anaheim, California based non-profit.

      Mr. Ben Lofstedt has been a director since August 2004. Since January 1978, Mr. Lofstedt has been counsel for the Christian Law Center, in Fullerton, California. Mr. Lofstedt earned a Bachelor of Science degree in electrical engineering from Loyola University of Los Angeles in 1963. He earned a Juris Doctorate degree from Western State University, College of Law in 1972.

         Mr. Phil Pisanelli has been a director since August 2004. Since January 1981, Mr. Pisanelli has been the calibration manager for Boeing, Inc., located in Palm Dale, California.

AUDIT COMMITTEE

      The Board of Directors has appointed an Audit Committee of the Board. The present members of the Audit Committee are Ben Lofstedt and Kathy Procopio. The Board of Directors has determined that Kathy Procopio is qualified to serve as an "audit committee financial expert", as defined in the Regulations of the Securities and Exchange Commission. Mr. Lofstedt is an "independent director", as defined in the Regulations of the Securities and Exchange Commission.

CODE OF ETHICS

      The Company has adopted a "Code of Business Ethics for SaVi Media Group, Inc." The Code is applicable to all employees of the Company, including its principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions. The Company will provide a copy of the Code of Ethics, without charge, to any person who submits a request in writing to the President of the Company.

EXECUTIVE COMPENSATION

      The following tables set forth certain information regarding our CEO and each of our most highly-compensated executive officers whose total annual salary and bonus for the fiscal years ending December 31, 2004, 2003 and 2002 exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                               ANNUAL COMPENSATION

                                                             Other
                                                             Annual      Restricted     Options      LTIP
   Name & Principal                Salary        Bonus       Compen-       Stock         SARs       Payouts      All Other
       Position           Year       ($)          ($)        sation ($)   Awards($)       (#)         ($)      Compensation
-----------------------------------------------------------------------------------------------------------------------------
Mario Procopio            2004    38,840           0            --        100,000         --           --            --
  Chief Executive         2003     9,625           0            --           --           --           --            --
  Officer                 2002         0           0            --           --           --           --            --
-----------------------------------------------------------------------------------------------------------------------------
Kathy Procopio            2004         0           0            --       $460,000         --           --            --
   Chief Financial        2003         0           0            --           --           --           --            --
  Officer                 2002         0           0            --           --           --           --            --
-----------------------------------------------------------------------------------------------------------------------------

EMPLOYMENT AGREEMENTS

      None.

STOCK OPTION AWARDS

      None.

REMUNERATION OF DIRECTORS

      We currently do not have in effect a policy regarding compensation for serving on our board of directors. However, we do reimburse our directors for their reasonable expenses incurred in attending meetings of our board and our non-employee directors are periodically granted shares or options to purchase shares of our common stock.

STOCK OPTION PLANS

      None.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company previously acquired DreamCity Entertainment from Michael Davis for stock and future cash payments which were never made. Mr. Davis the prior owner of DreamCity and primary reason for the DreamCity acquisition, left the Company on October 27, 2004. The Company's original agreement with Michael Davis allowed the Company to cancel all obligations under the DreamCity acquisition agreement and, accordingly, the Company recognized a $197,038 gain on cancellation of debt.

      The Company, having previously issued 4,000 shares of common stock towards the acquisition of SaVi Group, holder of patents from Serge Monros, subsequently issued 5,000,000 shares of common stock, 5,000,000 shares of Series A preferred stock and 125,000,000 three-year stock options (to acquire shares of the Company's common stock at $0.00025 per share) to Serge Monros to complete the acquisition of the rights to the patents. Serge Monros also received 100,000 shares of common stock as compensation for his role of chief technology officer of the Company. The Company also issued 17,560,000 shares of common stock to associates of Serge Monros that were involved in the initial development of the patents that he owns.

      The Company subsequently issued 5,100,000 shares of common stock, 5,000,000 shares of Series A preferred stock and 125,000,000 three-year stock options to acquire shares of the Company's common stock at $0.00025 per share to Mario Procopio, the Company's Chief Executive Officer, for compensation and for his efforts in arranging the acquisition of the rights to the patents owned by Serge Monros.

      The Company issued 2,000,000 shares of common stock to Kathleen Procopio for services she provided as chief financial officer of the Company. Kathleen Procopio is the spouse of the Company's chief executive officer, Mario Procopio.

      We lease approximately 600 square feet of office space from an affiliated company, New Creation Outreach, for $600 a month. Kathy Procopio, our Secretary, Treasurer and member of the Board of Directors is the Chief Executive Officer and a director of New Creation Outreach. In addition, Serge Monros, our Chief Technology Officer and member of the Board of Directors is also a director of New Creation Outreach. The lease runs until August 1, 2005.

      We have no policy regarding entering into transactions with affiliated parties.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding beneficial ownership of our common stock as of May 24, 2005

      o by each person who is known by us to beneficially own more than 5% of our common stock;

      o     by each of our officers and directors; and

      o     by all of our officers and directors as a group.

Name and Address                    Amount and Nature            Percent Prior     Percent After
Of Beneficial Holder                of Beneficial Ownership (1)  to Offering (2)    Offering (3)
--------------------                -----------------------       -------------     ----------
Mario Procopio                      125,100,000 (4)               53.07%             16.00%
9852 West Katella Avenue, #363
Anaheim, California 92804

Kathy Procopio                      708,548,300 (5)               87.40%             52.22%
9852 West Katella Avenue, #363
Anaheim, California 92804

George Hukriede                         500,000                       *                  *
9852 West Katella Avenue, #363
Anaheim, California 92804

Serge Monros                        832,102,300 (6)               88.93%             56.16%
9852 West Katella Avenue, #363
Anaheim, California 92804

Phil Pisanell                         1,000,000                       *                  *
9852 West Katella Avenue, #363
Anaheim, California 92804

Ben Lofstedt                          2,000,000                    1.81%                 *
9852 West Katella Avenue, #363
Anaheim, California 92804

Executive Officers and Directors  1,669,250,600 (7)               94.80%             72.36%
As A Group (6 persons)

Alexander M. Haig Jr.                50,000,000 (8)               31.11%              7.07%
9852 West Katella Avenue, #363
Anaheim, California 92804

Alexander P. Haig                    50,000,000 (8)               31.11%              7.07%
9852 West Katella Avenue, #363
Anaheim, California 92804

Sally Chan                            7,000,000                    6.32%              1.24%
11001 E. Valley Mall, Suite 301C
El Monte, California 91731

Deborah Chun                         10,000,000                    9.03%              1.77%
20675 La Puenta Road
Walnut, California 91789

Cyrus Project Incorporated            9,112,780                    8.23%              1.61%
P.O. Box 1969
Huntington Beach, California 92647

His Devine Vehicle                    6,548,300                    5.91%              1.16%
11001 E. Valley Mall, Suite 301C
El Monte, California 91731

New Creation Outreach                 6,548,300                    5.91%              1.16%
9852 West Katella Avenue, #363
Anaheim, California 92804

* Less then one percent.

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of May 24, 2005 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Percentage based on 110,733,026 shares of common stock outstanding.

(3) Percentage based on 656,733,026 shares of common stock outstanding after the offering and assumes all shares registered hereunder will be sold.

(4) Includes 125,000,000 shares of common stock underlying options exercisable within 60 days.

(5) Includes 6,548,300 shares of common stock, 500,000,000 shares of common stock underlying series A convertible preferred stock and 200,000,000 shares of common stock underlying series C convertible preferred stock owned by New Creation Outreach, Inc., of which Mrs. Procopio is the Chief Executive Officer.

(6) Includes 450,000 shares owned by Mr. Monros' minor children and 125,000,000 shares of common stock underlying options exercisable within 60 days. Also includes 6,548,300 shares of common stock, 500,000,000 shares of common stock underlying series A convertible preferred stock and 200,000,000 shares of common stock underlying series C convertible preferred stock owned by His Divine Vehicle, Inc., of which Mr. Monros is the Chief Executive Officer.

(7) Includes 250,000,000 shares of common stock underlying options exercisable within 60 days, 1,000,000,000 shares of common stock underlying series A convertible preferred stock and 400,000,000 shares of common stock underlying series C convertible preferred stock.

(8) Includes 50,000,000 shares of common stock underlying series C convertible preferred stock.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

      We are authorized to issue up to 1,000,000,000 shares of Common Stock, $0.01 par value. As of May 24, 2005, there were 110,733,026 shares of common stock issued and outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

      We have engaged Pacific Stock Transfer Company, as independent transfer agent or registrar.

PREFERRED STOCK

      We are authorized to issue 30,000,000 shares of preferred stock, $0.01 par value per share. As of March 31, 2005, there were 10,000,000 shares of series A preferred stock issued and outstanding and 5,040,000 shares of series C preferred stock issued and outstanding. The shares of preferred stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the board of directors. The board of directors is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of preferred stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Delaware.

      The series A and series C preferred stock provides for conversion on the basis of 100 shares of common stock for each share of preferred stock converted, with conversion at the option of the holder or mandatory conversion upon restructure of the common stock and holders of the series A preferred stock vote their shares on an as-converted basis. Holders of the series A preferred stock participates on distribution and liquidation pari passu with the holders of the common stock. We have also filed certificates of Designation for series B preferred stock but not stock of this class has been issued.

WARRANTS

      In connection with a Securities Purchase Agreement dated May 2005, the accredited investor was issued 5,000,000 warrants to purchase shares of common stock. The warrants are exercisable until two years from the date of issuance at a purchase price of $1.09 per share. In addition, we have various other outstanding warrants to purchase 1,955,000 shares of our common stock.

OPTIONS

      We currently have 250,000,000 options outstanding, with 125 million options granted to each Mario Procopio and Serge Monros as additional consideration for the assignment of the patent and services provided to us. The options were granted on April 6, 2005, are exercisable starting July 6, 2005, and expire on April 6, 2008. The options are exercisable at the rate of $250 for every one million shares of common stock.

CONVERTIBLE SECURITIES

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with an accredited investor on May 5, 2005, and amended on May 5, 2005, for the sale of (i) $50,000 in convertible debentures and (ii) warrants to buy 5,000,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these convertible debentures and warrants.

      The investor is obligated to provide us with an aggregate of $200,000 as follows:

            o     $50,000 was disbursed to us on May 5, 2005;

            o $50,000 has been advanced to us and retained for services provided to our company by various professionals, which shall be disbursed upon effectiveness of this registration statement;

            o     $50,000 will be advanced  within five  business  days after we
                  respond  to  our  first   round  of  SEC   comments   on  this
                  registration statement, if any; and

            o     $50,000   ($100,000   if  we  receive  no   comments  on  this
                  registration statement) will be advanced upon effectiveness of this registration statement.

      Funds advanced to us will be applied to the exercise price of warrants that the investors shall exercise in the future at their discretion.

      The debentures bear interest at 5 1/4%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholder's option. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 110, less the product of the conversion price multiplied by 100 times the dollar amount of the debenture; and the product thereof shall be divided by the conversion price. The conversion price for the convertible debentures is the lesser of (i) $0.75; (ii) eighty percent of the of the average of the three lowest volume weighted average prices during the twenty
(20) trading days prior to the conversion or (iii) eighty percent of the of the volume weighted average on the trading day prior to conversion. If the volume weighted average price is below $0.20 on a conversion date, we have the right to pre-pay the amount of the debenture the holder elects to convert, plus accrued and unpaid interest, at 150% of such amount; however, if we elect to pre-pay in this situation, the debenture holder has the right to withdraw the notice of conversion. Also, if the volume weighted average price is below $0.20 at any point during a month, the holder is not obligated to convert any portion of the debenture during that month. Accordingly, there is in fact no limit on the number of shares into which the debenture may be converted. In addition, the selling stockholder is obligated to exercise the warrant concurrently with the submission of a conversion notice by the selling stockholder. The warrant is exercisable into 5,000,000 shares of common stock at an exercise price of $1.09 per share.

      The conversion provisions of the convertible debentures and the exercise provisions of the warrant are correlated so that the convertible debentures will be converted and the warrant exercised in like proportions. The result is that in any month in which the holder converts the 5% minimum it will also exercise the 5% minimum under the warrant, which will result in it purchasing common stock for $275,000 ($272,500 paid in cash and $2,500 of the convertible debentures principal converted). In total, the conversion of the convertible debentures and exercise of the warrant will result in Golden Gate purchasing our common stock for up to $5,500,000 ($5,450,000 paid in cash and $50,000 of the convertible debentures principal converted) during the period between the effective date of the registration statement and May 5, 2007.

      There are three conditions that may reduce the aggregate purchase price paid by Golden Gate below $5,500,000:

      1. If Golden Gate only converts the 5% minimum per month, the May 5, 2007 payment date for the convertible debentures may occur before full conversion and exercise have occurred, if this registration statement registering the shares underlying the convertible debentures and warrants is not effective on or before September 2005;

      2. The conversion and exercise provisions of the securities provide that at no time may Golden Gate acquire ownership of more that 9.9% of our outstanding common stock;

      3. If at the time of a conversion/exercise, the conversion price would be less than $.20, then (a) Golden Gate is not obligated to convert any portion of the convertible debenture or exercise any portion of the warrant for that month or (b) we may opt to redeem the amount of principal that the holder presents for conversion at 150% of face value, either of which events would reduce the aggregate purchases under the convertible debentures and warrants.

      Golden Gate Investors has contractually committed to convert not less than 5% of the original face value of the debenture monthly beginning the month after the effective date of the Registration Statement. Golden Gate Investors is required to exercise warrants concurrently with the exercise of a conversion notice under the debenture and is committed to exercise at least 5% of the warrants per month after the effective date of the Registration Statement. In the event that Golden Gate Investors breaches the minimum restriction on the debenture and warrant, Golden Gate will not be entitled to collect interest on the debenture for that month. If Golden Gate submits a conversion notice and the volume weighted average price is less then $.20 per share, then we will be entitled to prepay the portion of the debenture that is being converted at 150% of such amount. If we elect to prepay, then Golden Gate may withdraw its conversion notice.

      Golden Gate has further contractually agreed to restrict its ability to convert the debenture or exercise their warrants and receive shares of our common stock such that the number of shares held by the Holder and its affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of our common stock.

      In the event that the registration statement is not declared effective by the required deadline, which is 90 days from the date of the Securities Purchase Agreement, Golden Gate may demand repayment of the Debenture of 150% of the face amount outstanding, plus all accrued and unpaid interest, in cash. If the repayment is accelerated, we are also obligated to issue to Golden Gate 50,000 shares of common stock and $15,000 for each 30-day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid. If Golden Gate does not elect to accelerate the debenture, we are required to immediately issue to Golden Gate 50,000 shares of common stock and $15,000 for each 30-day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid.

SAMPLE CONVERSION CALCULATION

      The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 110, less the product of the conversion price multiplied by 100 times the dollar amount; and the product thereof shall be divided by the conversion price. The conversion price for the convertible debentures is the lesser of (i) $0.75; (ii) eighty percent of the of the average of the three lowest volume weighted average prices during the twenty (20) trading days prior to the conversion or (iii) eighty percent of the of the volume weighted average on the trading day prior to conversion. As of June 24, 2005, the average of the three lowest volume weighted average prices during the prior twenty trading days as reported on the Over-The-Counter Bulletin Board was $.03 and, therefore, the conversion price for the convertible debentures was $.024. For example, assuming conversion of $50,000 of debentures on June 24, 2005, a conversion price of $0.024 per share, the number of shares issuable upon conversion would be:

($50,000 x 110) - ($0.024 x (100 x $50,000)) = 5,380,000/$0.024 = 224,166,667

      The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our convertible debentures, based on market prices 25%, 50% and 75% below the market price, as of June 24, 2005 of $0.06.

                                                     Number            % of
% Below      Price Per         With Discount        of Shares       Outstanding
Market          Share            at 20%             Issuable           Stock
------          -----            ------             --------           -----

25%            $.045             $.036           147,777,778           57.17%
50%            $.03              $.024           224,166,667           66.94%
75%            $.015             $.012           453,333,334           80.37%

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers. In addition, we have entered into indemnification agreements with our officers and directors.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

      The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately-negotiated  transactions;

      o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

      o     through the writing of options on the shares

      o     a combination of any such methods of sale; and

      o     any other method permitted pursuant to applicable law.

      The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.


      The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholder is an "underwriter" as that term is defined under the Securities Exchange Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations of such acts. As such, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.


      We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

      The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

      The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder is contractually restricted from engaging in short sells. In addition, if a such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

      We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

      If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

PENNY STOCK

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and

      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

      In order to approve a person's account for transactions in penny stocks, the broker or dealer must

      o obtain financial information and investment experience objectives of the person; and

      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

      The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and

      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

      The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

      The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.


      Golden Gate Investors is an "underwriter" as that term is defined under the Securities Exchange Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations of such acts. As an underwriter, Golden Gate Investors may be liable to any purchaser of the securities sold hereunder for any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.


------------------------------------------------------------------------------------------------------------------------
                                          Total
                      Total Shares of   Percentage                                                           Percentage
                       Common Stock     of Common     Shares of                                 Beneficial   of Common
                       Issuable Upon      Stock,     Common Stock   Beneficial  Percentage of   Ownership   Stock Owned
                       Conversion of     Assuming     Included in   Ownership   Common Stock    After the      After
        Name        Debentures, Notes      Full       Prospectus    Before the  Owned Before    Offering     Offering
                      and/or Warrants    Conversion       (1)       Offering*   Offering*        (4)           (4)
------------------------------------------------------------------------------------------------------------------------
Golden Gate             229,166,667 (3)   67.42%         Up to      12,290,000       9.99%           --            --
  Investors,                                          455,000,000
  Inc.(2)                                              shares of
                                                      common stock
------------------------------------------------------------------------------------------------------------------------

* These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 9.99% limitation.

      The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Includes a good faith estimate of the shares issuable upon conversion of the convertible debentures and exercise of warrants, based on current market prices. Because the number of shares of common stock issuable upon conversion of the convertible debentures is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. Under the terms of the convertible debentures, if the convertible debentures had actually been converted on June 24, 2005, the conversion price would have been $.024. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the convertible debentures and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the selling stockholders have contractually agreed to restrict their ability to convert their convertible debentures or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the convertible debentures and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2) The selling stockholder is an unaffiliated third party. In accordance with rule 13d-3 under the Securities Exchange Act of 1934, Norman Lizt may be deemed a control person of the shares owned by the selling stockholder.

(3)  Includes   224,166,667  shares  of  common  stock  underlying  our  $50,000 convertible debenture and 5,000,000 shares of common stock underlying common stock purchase warrants issued to Golden Gate Investors, Inc.

(4) Assumes that all securities registered will be sold.

TERMS OF CONVERTIBLE DEBENTURES

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with an accredited investor on May 5, 2005, and amended on May 5, 2005, for the sale of (i) $50,000 in convertible debentures and (ii) warrants to buy 5,000,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these convertible debentures and warrants.

      The investor is obligated to provide us with an aggregate of $200,000 as follows:

            o     $50,000 was disbursed to us on May 5, 2005;

            o $50,000 has been advanced to us and retained for services provided to our company by various professionals, which shall be disbursed upon effectiveness of this registration statement;

            o     $50,000 will be advanced  within five  business  days after we
                  respond  to  our  first   round  of  SEC   comments   on  this
                  registration statement, if any; and

            o     $50,000   ($100,000   if  we  receive  no   comments  on  this
                  registration statement) will be advanced upon effectiveness of this registration statement.

      Funds advanced to us will be applied to the exercise price of warrants that the investors shall exercise in the future at their discretion.

      The debentures bear interest at 5 1/4%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholder's option. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 110, less the product of the conversion price multiplied by 100 times the dollar amount of the debenture; and the product thereof shall be divided by the conversion price. The conversion price for the convertible debentures is the lesser of (i) $0.75; (ii) eighty percent of the of the average of the three lowest volume weighted average prices during the twenty
(20) trading days prior to the conversion or (iii) eighty percent of the of the volume weighted average on the trading day prior to conversion. If the volume weighted average price is below $0.20 on a conversion date, we have the right to pre-pay the amount of the debenture the holder elects to convert, plus accrued and unpaid interest, at 150% of such amount; however, if we elect to pre-pay in this situation, the debenture holder has the right to withdraw the notice of conversion. Also, if the volume weighted average price is below $0.20 at any point during a month, the holder is not obligated to convert any portion of the debenture during that month. Accordingly, there is in fact no limit on the number of shares into which the debenture may be converted. In addition, the selling stockholder is obligated to exercise the warrant concurrently with the submission of a conversion notice by the selling stockholder. The warrant is exercisable into 5,000,000 shares of common stock at an exercise price of $1.09 per share.

      The conversion provisions of the convertible debentures and the exercise provisions of the warrant are correlated so that the convertible debentures will be converted and the warrant exercised in like proportions. The result is that in any month in which the holder converts the 5% minimum it will also exercise the 5% minimum under the warrant, which will result in it purchasing common stock for $275,000 ($272,500 paid in cash and $2,500 of the convertible debentures principal converted). In total, the conversion of the convertible debentures and exercise of the warrant will result in Golden Gate purchasing our common stock for up to $5,500,000 ($5,450,000 paid in cash and $50,000 of the convertible debentures principal converted) during the period between the effective date of the registration statement and May 5, 2007.

      There are three conditions that may reduce the aggregate purchase price paid by Golden Gate below $5,500,000:

      1. If Golden Gate only converts the 5% minimum per month, the May 5, 2007 payment date for the convertible debentures may occur before full conversion and exercise have occurred, if this registration statement registering the shares underlying the convertible debentures and warrants is not effective on or before September 2005;

      2. The conversion and exercise provisions of the securities provide that at no time may Golden Gate acquire ownership of more that 9.9% of our outstanding common stock;

      3. If at the time of a conversion/exercise, the conversion price would be less than $.20, then (a) Golden Gate is not obligated to convert any portion of the convertible debenture or exercise any portion of the warrant for that month or (b) we may opt to redeem the amount of principal that the holder presents for conversion at 150% of face value, either of which events would reduce the aggregate purchases under the convertible debentures and warrants.

      Golden Gate Investors has contractually committed to convert not less than 5% of the original face value of the debenture monthly beginning the month after the effective date of the Registration Statement. Golden Gate Investors is required to exercise warrants concurrently with the exercise of a conversion notice under the debenture and is committed to exercise at least 5% of the warrants per month after the effective date of the Registration Statement. In the event that Golden Gate Investors breaches the minimum restriction on the debenture and warrant, Golden Gate will not be entitled to collect interest on the debenture for that month. If Golden Gate submits a conversion notice and the volume weighted average price is less then $.20 per share, then we will be entitled to prepay the portion of the debenture that is being converted at 150% of such amount. If we elect to prepay, then Golden Gate may withdraw its conversion notice.

      Golden Gate has further contractually agreed to restrict its ability to convert the debenture or exercise their warrants and receive shares of our common stock such that the number of shares held by the Holder and its affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of our common stock.

      In the event that the registration statement is not declared effective by the required deadline, which is 90 days from the date of the Securities Purchase Agreement, Golden Gate may demand repayment of the Debenture of 150% of the face amount outstanding, plus all accrued and unpaid interest, in cash. If the repayment is accelerated, we are also obligated to issue to Golden Gate 50,000 shares of common stock and $15,000 for each 30-day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid. If Golden Gate does not elect to accelerate the debenture, we are required to immediately issue to Golden Gate 50,000 shares of common stock and $15,000 for each 30-day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid.

SAMPLE CONVERSION CALCULATION

      The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 110, less the product of the conversion price multiplied by 100 times the dollar amount; and the product thereof shall be divided by the conversion price. The conversion price for the convertible debentures is the lesser of (i) $0.75; (ii) eighty percent of the of the average of the three lowest volume weighted average prices during the twenty (20) trading days prior to the conversion or (iii) eighty percent of the of the volume weighted average on the trading day prior to conversion. As of June 24, 2005, the average of the three lowest volume weighted average prices during the prior twenty trading days as reported on the Over-The-Counter Bulletin Board was $.03 and, therefore, the conversion price for the convertible debentures was $.024. For example, assuming conversion of $50,000 of debentures on June 24, 2005, a conversion price of $0.024 per share, the number of shares issuable upon conversion would be:

($50,000 x 110) - ($0.024 x (100 x $50,000)) = 5,380,000/$0.024 = 224,166,667

      The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our convertible debentures, based on market prices 25%, 50% and 75% below the market price, as of June 24, 2005 of $0.06.

                                                      Number            % of
% Below       Price Per         With Discount        of Shares       Outstanding
Market           Share            at 20%             Issuable           Stock
------           -----            ------             --------           -----

25%            $.045             $.036           147,777,778           57.17%
50%            $.03              $.024           224,166,667           66.94%
75%            $.015             $.012           453,333,334           80.37%

                                 LEGAL MATTERS

      Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                    EXPERTS

      Ham, Langston & Brezina, L.L.P., Independent Registered Public Accounting Firm, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at December 31, 2004 and 2003 and for the years then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the Independent Registered Public Accounting Firm's opinions based on their expertise in accounting and auditing.

                             AVAILABLE INFORMATION

      We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of SaVi Media Group, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

      We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                         INDEX TO FINANCIAL STATEMENTS

                             SAVI MEDIA GROUP, INC.

                              FINANCIAL STATEMENTS

                                                                                                      Page(s)
Report of Registered Independent Public Accounting Firm                                                 F-1

Consolidated Balance Sheets at March 31, 2005 (Unaudited) and December 31, 2004                         F-2

Consolidated Statements of Operations for the years ended December 31, 2004 and 2003, and for
the period from inception, August 13, 2002, to December 31, 2004                                        F-3

Unaudited Consolidated Statements of Operations for the three months ended March 31, 2005 and
2004, and for the period from inception, August 13, 2002, to March 31, 2005                             F-4

Consolidated Statements of Stockholders' Deficit for the years ended December 31, 2004 and
2003, and for the period from inception, August 13, 2002, to December 31, 2004                      F-5 to F-10

Unaudited Consolidated Statement of Stockholders' Deficit for the three months ended March 31,
2005 and 2004                                                                                       F-11 to F-12

Consolidated Statements of Cash Flows for the years ended December 31, 2004 and 2003, and for
the period from inception, August 13, 2002, to December 31, 2004                                        F-13

Unaudited Consolidated Statements of Cash Flows for the three months ended March 31, 2005 and
2004, and for the period from inception, August 13, 2002, to March 31, 2005                             F-14

Notes to Consolidated Financial Statements                                                          F-15 to F-23

             Report of Independent Registered Public Accounting Firm

To the Stockholders and Directors
SaVi Media Group, Inc.

We have audited the accompanying consolidated balance sheet of SaVi Media Group, Inc. (a corporation in the development stage) as of December 31, 2004, and the related consolidated statements of operations, stockholders' deficit and cash flows for the years ended December 31, 2004 and 2003 and for the period from inception, August 13, 2002, to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based upon our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of SaVi Media Group, Inc. as of December 31, 2004, and the consolidated results of its operations and its cash flows for the years ended December 31, 2004 and 2003 and for the period from inception, August 13, 2002, to December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements and discussed in Note 2, the Company has incurred significant recurring losses from operations since inception and is dependent on outside sources of financing for continuation of its operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to this matter are also discussed in Note 2. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Ham, Langston & Brezina, L.L.P.

Houston, Texas
April 11, 2005

SAVI MEDIA GROUP, INC.
A Corporation in the Development Stage
CONSOLIDATED BALANCE SHEET
March 31, 2005  (Unaudited) and December 31, 2004

                                                                    March 31         December 31,
                                                                      2005               2004
                                                                 -------------      -------------
                                                                   (Unaudited)
                                     ASSETS
Current assets:

    Cash and cash equivalents                                    $      65,507      $       3,835
                                                                 -------------      -------------

      Total current assets                                              65,507              3,835


Intangible asssets - patents                                            38,500             38,500
                                                                 -------------      -------------


           Total assets                                          $     104,007      $      42,335
                                                                 =============      =============

                     LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:

    Note payable                                                 $       2,000      $          --

    Accounts payable and accrued liabilities                            10,095             10,000


    Accounts payable assumed in recapitalization                       159,295            159,295
                                                                 -------------      -------------


      Total current liabilities                                        171,390            169,295
                                                                 -------------      -------------

Commitments and contingencies

Stockholders' deficit:
    Series A convertible preferred stock;  $0.001 par value,
      10,000,000 shares authorized, issued and outstanding .            10,000             10,000
    Common stock: $0.001 par value, 990,000,000 shares
      authorized, 86,947,767 shares issued and
      outstanding                                                       98,045             86,947
    Additional paid-in capital                                     112,020,671        108,799,828
    Unissued common stock                                               24,530                 --
    Losses accumulated during the development stage               (112,220,629)      (109,023,735)
                                                                 -------------      -------------

      Total stockholders' deficit                                      (67,383)          (126,960)
                                                                 -------------      -------------

           Total liabilities and stockholders' deficit           $     104,007      $      42,335
                                                                 =============      =============

               The accompanying notes are an integral part of the
                       consolidated financial statements

SAVI MEDIA GROUP, INC.
A Corporation in the Development Stage
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2004 and 2003 and for the Period
From Inception, August 13, 2002, to December 31, 2004

                                                                                         Inception to
                                                        2004               2003        December 31, 2004
                                                   -------------      -------------      -------------
Operating costs and expenses:
    General and administrative expenses,
      except stock based compensation              $     316,216      $     240,353      $     633,537
    Stock-based compensation                         106,233,015          1,200,973        108,636,221
                                                   -------------      -------------      -------------

        Loss from operations                        (106,549,231)        (1,441,326)      (109,269,758)
                                                   -------------      -------------      -------------

Other income and (expenses)

    Interest Income                                            5                 12                 17
    Gain on settlement                                   197,033                 --            197,033
    Cost of recission                                    (43,074)                --            (43,074)
    Cost of recapitalization                                  --                 --           (273,987)
    Goodwill impairment                                       --           (541,101)          (541,101)
    Interest expense                                     (22,707)           (17,498)           (42,855)
                                                   -------------      -------------      -------------

        Total other income and expenses, net             131,257           (558,587)          (703,967)
                                                   -------------      -------------      -------------

             Net loss                              $(106,417,974)     $  (1,999,913)     $(109,973,725)
                                                   =============      =============      =============

Weighted average shares outstanding                    3,244,449             10,465
                                                   =============      =============

Net loss per common share - basic and dilutive     $      (32.80)     $     (191.10)
                                                   =============      =============

               The accompanying notes are an integral part of the
                       consolidated financial statements

SAVI MEDIA GROUP, INC.
A Corporation in the Development Stage
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended March 31, 2005 and 2004 and for the Period From Inception, August 13, 2002, to March 31, 2005

                                                      March 31           March 31        Inception to
                                                        2005               2004         March 31, 2005
                                                   -------------      -------------      -------------
                                                    (Unaudited)        (Unaudited)        (Unaudited)
Operating costs and expenses:
    General and administrative expenses,
      except stock based compensation              $      91,954      $       7,734      $     725,491
    Stock-based compensation                           2,154,941                 --        110,791,162
                                                   -------------      -------------      -------------

        Loss from operations                          (2,246,895)            (7,734)      (111,516,653)
                                                   -------------      -------------      -------------

Other income and (expenses)
    Interest Income                                            1                 --                 18
    Gain on settlement                                        --                 --            197,033
    Cost of recission                                         --                 --            (43,074)
    Cost of recapitalization                                  --                 --           (273,987)
    Goodwill impairment                                       --                 --           (541,101)
    Interest expense                                          --             (6,669)           (42,855)
                                                   -------------      -------------      -------------

        Total other income and expenses, net                   1             (6,669)          (703,966)
                                                   -------------      -------------      -------------

             Net loss                              $  (2,246,894)     $     (14,403)     $(112,220,619)
                                                   =============      =============      =============

Weighted average shares outstanding                   83,852,510            228,985
                                                   =============      =============

Net loss per common share - basic and dilutive     $       (0.03)     $       (0.06)
                                                   =============      =============

               The accompanying notes are an integral part of the
                       consolidated financial statements

SAVI MEDIA GROUP, INC.
A Corporation in the Development Stage
CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
For the Years Ended December 31, 2004 and 2003 and for the Period
From Inception, August 13, 2002, to December 31, 2004

                                                      Preferred Stock             Common Stock
                                                   Shares        Amount        Shares       Amount
                                                 ---------     ---------     ---------     ---------
Balance at inception, August 13, 2002                   --     $      --            --     $      --

    Initial contribution to establish Energy
      Resource Management, Inc.                         --            --            --            --

    Recapitalization on August 26, 2002                 --            --         5,335             5

    Common stock issued in exchange
      for consulting services                           --            --         1,086             1

    Net Loss                                            --            --            --            --
                                                 ---------     ---------     ---------     ---------

Balance at December 31, 2002                            --     $      --         6,421     $       6
                                                 =========     =========     =========     =========

               The accompanying notes are an integral part of the
                       consolidated financial statements

SAVI MEDIA GROUP, INC.
A Corporation in the Development Stage
CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
For the Years Ended December 31, 2004 and 2003 and for the Period
From Inception, August 13, 2002, to December 31, 2004

                                                                                     Losses
                                                                                   Accumulated
                                                  Additional                       During the
                                                    Paid-In         Deferred       Development
                                                    Capital       Compensation        Stage            Total
                                                 -----------      -----------      -----------      -----------
Balance at inception, August 13, 2002            $        --      $        --      $        --      $        --

    Initial contribution to establish Energy
      Resource Management, Inc.                        1,020               --               --            1,020

    Recapitalization on August 26, 2002                   (5)              --               --               --

    Common stock issued in exchange
      for consulting services                      2,233,149       (1,030,917)                        1,202,233

    Net Loss                                              --               --       (1,555,838)      (1,555,838)
                                                 -----------      -----------      -----------      -----------

Balance at December 31, 2002                     $ 2,234,164      $(1,030,917)     $(1,555,838)     $  (352,585)
                                                 ===========      ===========      ===========      ===========

               The accompanying notes are an integral part of the
                       consolidated financial statements

SAVI MEDIA GROUP, INC.
A Corporation in the Development Stage
CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
For the Years Ended December 31, 2004 and 2003 and for the Period
From Inception, August 13, 2002, to December 31,
2004

                                                    Preferred Stock              Common Stock
                                                 Shares        Amount        Shares        Amount
                                               ---------     ---------     ---------     ---------
Balance at December 31, 2002                          --     $      --         6,421     $       6

    Recognition of deferred compensation
      under consulting agreements                     --            --            --            --

    Common stock issued for cash  under
      Regulation D offering                           --            --         4,180             4

    Common stock issued in exchange
      for consulting services and for
      employee compensation                           --            --         1,200             1

    Common stock issued in exchange
      for extension of acquisition
      agreement                                       --            --           110            --

    Common stock issued as a contribution
      to a related charitable organization            --            --         2,280             3

    Common stock issued to escrow for
      acquisition of DreamCity                        --            --         8,000             8

    Interest recognition on loan from
      stockholder                                     --            --            --            --

    Net loss                                          --            --            --            --
                                               ---------     ---------     ---------     ---------

Balance at December 31, 2003                          --     $      --        22,191     $      22
                                               =========     =========     =========     =========

               The accompanying notes are an integral part of the
                       consolidated financial statements

SAVI MEDIA GROUP, INC.
A Corporation in the Development Stage
CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
For the Years Ended December 31, 2004 and 2003 and for the Period
From Inception, August 13, 2002, to December 31, 2004

                                                                                     Losses
                                                                                   Accumulated
                                                 Additional                        During the
                                                  Paid-In         Deferred         Development
                                                  Capital       Compensation          Stage             Total
                                               ------------     ------------      ------------      ------------
Balance at December 31, 2002                   $  2,234,164     $ (1,030,917)     $ (1,555,838)     $   (352,585)

    Recognition of deferred compensation
      under consulting agreements                        --        1,030,917                --         1,030,917

    Common stock issued for cash  under
      Regulation D offering                         154,996               --                --           155,000

    Common stock issued in exchange
      for consulting services and for
      employee compensation                         170,055               --                --           170,056

    Common stock issued in exchange
      for extension of acquisition
      agreement                                       4,400               --                --             4,400

    Common stock issued as a contribution
      to a related charitable organization           91,197               --                --            91,200

    Common stock issued to escrow for
      acquisition of DreamCity                      359,992               --                --           360,000

    Interest recognition on loan from
      stockholder                                     6,209               --                --             6,209

    Net loss                                             --               --        (1,999,913)       (1,999,913)
                                               ------------     ------------      ------------      ------------

Balance at December 31, 2003                   $  3,021,013     $         --      $ (3,555,751)     $   (534,716)
                                               ============     ============      ============      ============

               The accompanying notes are an integral part of the
                       consolidated financial statements

SAVI MEDIA GROUP, INC.
A Corporation in the Development Stage
CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
For the Years Ended December 31, 2004 and 2003 and for the Period
From Inception, August 13, 2002, to December 31, 2004

                                                       Preferred Stock                Common Stock
                                                    Shares         Amount         Shares         Amount
                                                  ----------     ----------     ----------     ----------
Balance at December 31, 2003                              --     $       --         22,191     $       22

    Common Stock issued for acquisition of
      patent rights                                5,000,000          5,000      5,100,000          5,100

    Common stock issued for cash  under
      Regulation D offering                               --             --     39,600,000         39,600

    Common stock issued in payment of
      legal fees                                          --             --        252,000            252

    Special dividend to certain major
      stockholders in Gene-Cell, Inc.                     --             --      5,000,000          5,000

    Common stock issued in exchange
      for consulting services and for
      employee compensation                        5,000,000          5,000     31,926,240         31,926

    Common stock issued to repay
      debt                                                --             --      5,002,000          5,002

    Common stock issued to round stock splits             --             --         45,336             45

    Net loss                                              --             --             --             --
                                                  ----------     ----------     ----------     ----------

Balance at December 31, 2004                      10,000,000     $   10,000     86,947,767     $   86,947
                                                  ==========     ==========     ==========     ==========

               The accompanying notes are an integral part of the
                       consolidated financial statements

SAVI MEDIA GROUP, INC.
A Corporation in the Development Stage
CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
For the Years Ended December 31, 2004 and 2003 and for the Period
From Inception, August 13, 2002, to December 31, 2004

                                                                                          Losses
                                                                                        Accumulated
                                                   Additional                           During the
                                                     Paid-In           Deferred         Development
                                                     Capital         Compensation          Stage              Total
                                                  -------------      -------------     -------------      -------------
Balance at December 31, 2003                      $   3,021,013      $          --     $  (3,555,751)     $    (534,716)

    Common Stock issued for acquisition of
      patent rights                                     (10,100)                --                --                 --

    Common stock issued for cash  under
      Regulation D offering                             403,125                 --                --            442,725

    Common stock issued in payment of
      legal fees                                         49,748                 --                --             50,000

    Special dividend to certain major
      stockholders in Gene-Cell, Inc.                    (5,000)                --                --                 --

    Common stock issued in exchange
      for consulting services and for
      employee compensation                         106,196,089                 --                --        106,233,015

    Common stock issued to repay
      debt                                               94,998                 --                --            100,000

    Common stock issued to round stock splits               (45)                --                --                 --

    Net loss                                                 --                 --      (106,417,974)      (106,417,974)
                                                  -------------      -------------     -------------      -------------

Balance at December 31, 2004                      $ 109,749,828      $          --     $(109,973,725)     $    (126,950)
                                                  =============      =============     =============      =============

               The accompanying notes are an integral part of the
                       consolidated financial statements

SAVI MEDIA GROUP, INC.
A Corporation in the Development Stage
UNAUDITED CONSOLIDATED STATEMENT OF STOCKHOLERS' DEFICIT
For the Three Months Ended March 31, 2005

                                                        Preferred Stock                  Common Stock
                                                    Shares          Amount          Shares           Amount
                                                 -----------     -----------     -----------      -----------
Balance at inception, December 31, 2004           10,000,000     $    10,000      86,947,767      $    86,947

    Common stock issued, or to be issued                  --              --       1,620,020            1,621
      for cash

    Common stock issued in exchange
      for consulting services                             --              --      10,921,939           10,922

    Cancellation of shares originally issued
      for services\                                       --              --      (1,445,000)          (1,445)

    Net Loss                                              --              --              --               --
                                                 -----------     -----------     -----------      -----------

Balance at March 31, 2005                         10,000,000     $    10,000      98,044,726      $    98,045
                                                 ===========     ===========     ===========      ===========

               The accompanying notes are an integral part of the
                       consolidated financial statements

SAVI MEDIA GROUP, INC.
A Corporation in the Development Stage
UNAUDITED CONSOLIDATED STATEMENT OF STOCKHOLERS' DEFICIT
For the Three Months Ended March 31, 2005

                                                                                        Losses
                                                                                      Accumulated
                                                  Additional                          During the
                                                    Paid-In          Deferred         Development
                                                    Capital        Compensation          Stage              Total
                                                 -------------     -------------     -------------      -------------
Balance at inception, December 31, 2004          $ 109,749,828     $          --     $(109,973,735)     $    (126,960)

    Common stock issued, or to be issued               123,379            24,530                --            149,530
      for cash

    Common stock issued in exchange
      for consulting services                        2,146,019                --                --          2,156,941

    Cancellation of shares originally issued
      for services\                                      1,445                --                --                 --

    Net Loss                                                --                --        (2,246,894)        (2,246,894)
                                                 -------------     -------------     -------------      -------------

Balance at March 31, 2005                        $ 112,020,671     $      24,530     $(112,220,629)     $     (67,383)
                                                 =============     =============     =============      =============

               The accompanying notes are an integral part of the
                       consolidated financial statements

SAVI MEDIA GROUP, INC.
A Corporation in the Development Stage
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2004 and 2003 and for the Period
From Inception, August 13, 2002, to December 31, 2004

                                                                                               Inception to
                                                              2004               2003        December 31, 2004
                                                         -------------      -------------      -------------
Cash flows from operating activities:
    Net loss                                             $(106,417,974)     $  (1,999,913)     $(109,973,725)
    Adjustments to reconcile net income to net
      cash used by operating activities:
        Gain on settlement                                    (197,033)                --           (197,033)
        Impairment of goodwill                                      --            541,101            541,101
        Cost of recapitalization                                    --                 --            273,987
        Amortization of deferred compensation                       --          1,030,917          2,233,150
        Compensatory common and preferred
           stock issuances                                 106,233,015            170,056        106,403,071
        Interest imputed on non-interest  note
           from a stockholder                                    1,045              6,209              7,254
        Interest expense recognized through
           accretion of discount on long-term debt              16,543              3,789             20,332
        Common stock issued for recission agreement             43,074                 --             43,074
        Common stock issued to pay accounts
           payable and accrued liabilities                      50,000                 --             50,000
        Changes in accounts payable and accrued
           liabilities                                         (76,033)           102,779             55,707
                                                         -------------      -------------      -------------

Net cash used by operating activities                         (347,363)          (145,062)          (543,082)
                                                         -------------      -------------      -------------

Cash flows from investing activities:
    Acquisition of patents                                     (38,500)                --            (38,500)
                                                         -------------      -------------      -------------

Net cash used in investing activities                          (38,500)                --            (38,500)
                                                         -------------      -------------      -------------

Cash flows from financing activities:
    Proceeds from stockholder advances                              --                 --             49,672
    Payments on notes payable                                  (60,000)            (3,000)           (63,000)
    Proceeds from sale of common stock                         442,725            155,000            598,745
                                                         -------------      -------------      -------------

Net cash provided by financing activities                      382,725            152,000            585,417
                                                         -------------      -------------      -------------

Net increase (decrease) in cash and cash equivalents            (3,138)             6,938              3,835

Cash and cash equivalents at beginning of year                   6,973                 35                 --
                                                         -------------      -------------      -------------

Cash and cash equivalents at end of year                 $       3,835      $       6,973      $       3,835
                                                         =============      =============      =============

               The accompanying notes are an integral part of the
                       consolidated financial statements

SAVI MEDIA GROUP, INC.
A Corporation in the Development Stage
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Three Months Ended March 31, 2005 and 2004 and for the Period From Inception, August 13, 2002, to March 31, 2005

                                                            March 31          March 31         Inception to
                                                              2005              2004          March 31, 2005
                                                         -------------      -------------      -------------
                                                           (Unaudited)       (Unaudited)        (Unaudited)
Cash flows from operating activities:
    Net loss                                             $  (2,246,894)     $     (14,403)     $(112,220,619)
    Adjustments to reconcile net income to net
      cash used by operating activities:
        Gain on settlement                                          --                 --           (197,033)
        Impairment of goodwill                                      --                 --            541,101
        Cost of recapitalization                                    --                 --            273,987
        Amortization of deferred compensation                       --                 --          2,233,150
        Compensatory common and preferred
           stock issuances                                   2,156,941                 --        108,560,012
        Interest imputed on non-interest  note
           from a stockholder                                       --                 --              7,254
        Interest expense recognized through
           accretion of discount on long-term debt                  --              5,469             20,332
        Common stock issued for recission agreement                 --                 --             43,074
        Common stock issued to pay accounts
           payable and accrued liabilities                          --                 --             50,000
        Changes in accounts payable and accrued
           liabilities                                              95                675             55,802
                                                         -------------      -------------      -------------

Net cash used by operating activities                          (89,858)            (8,259)          (632,940)
                                                         -------------      -------------      -------------

Cash flows from investing activities:
    Acquisition of patents                                          --             (9,000)           (38,500)
                                                         -------------      -------------      -------------

Net cash used in investing activities                               --             (9,000)           (38,500)
                                                         -------------      -------------      -------------

Cash flows from financing activities:
    Proceeds from stockholder advances                           2,000                 --             51,672
    Payments on notes payable                                       --                 --            (63,000)
    Proceeds from sale of common stock                         149,530             12,725            748,275
                                                         -------------      -------------      -------------

Net cash provided by financing activities                      151,530             12,725            736,947
                                                         -------------      -------------      -------------

Net increase (decrease) in cash and cash equivalents            61,672             (4,534)            65,507

Cash and cash equivalents at beginning of year                   3,835              6,973                 --
                                                         -------------      -------------      -------------

Cash and cash equivalents at end of year                 $      65,507      $       2,439      $      65,507
                                                         =============      =============      =============

               The accompanying notes are an integral part of the
                       consolidated financial statements

SAVI MEDIA GROUP, INC.
A Corporation in the Development Stage
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

1.    Organization and Significant Accounting Policies

      SaVi Media Group, Inc. (the "Company") is a Nevada Corporation that has acquired rights to "blow-by gas and crankcase engine emission reduction technology" which it intends to develop and market on a commercial basis. The technology is a relatively simple gasoline and diesel engine emission reduction device that the Company intends to sell to its customers for effective and efficient emission reduction and engine efficiency for implementation in both new and presently operating automobiles. The Company is considered a development stage enterprise because it currently has no significant operations, has not yet generated revenue from new business activities and is devoting substantially all of its efforts to business planning and the search for sources of capital to fund its efforts.

      The Company was originally incorporated as Energy Resource Management, Inc. on August 13, 2002 and subsequently adopted name changes to Redwood Energy Group, Inc. and SaVi Media Group, Inc., upon completion of a recapitalization on August 26, 2002. The re-capitalization occurred when the Company acquired the non-operating public shell of Gene-Cell, Inc. Gene-Cell Inc. had no significant assets or operations at the date of acquisition and the Company assumed all liabilities that remained from its prior discontinued operation as a biopharmaceutical research company. The historical financial statements presented herein are those of SaVi Media Group, Inc. and its predecessors, Redwood Energy Group, Inc. and Energy Resource Management, Inc.

      The non-operating public shell used to recapitalize the Company was originally incorporated as Becniel and subsequently adopted name changes to Tzaar Corporation, Gene-Cell, Inc., Redwood Energy Group, Inc., Redwood Entertainment Group, Inc. and finally its current name, SaVi Media Group, Inc.

      Interim Financial Statements

      The accompanying unaudited consolidated condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB and Article 10 of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three periods ended March 31, 2005 and 2004 are not necessarily indicative of the results that may be expected for the respective full years.

      Significant Estimates

      The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated condensed financial statements and the reported amounts of revenues and expenses during the periods. Actual results could differ from estimates making it reasonably possible that a change in the estimates could occur in the near term.

      Principles of Consolidation

      The consolidated condensed financial statements include the accounts of the Company and its wholly owned subsidiaries after elimination of all significant intercompany accounts and transactions.

      Cash and Cash Equivalents

      The Company considers all highly liquid short-term investments with an original maturity of three months or less when purchased, to be cash equivalents.

SAVI MEDIA GROUP, INC.
A Corporation in the Development Stage
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

      Income Taxes

      The Company uses the liability method of accounting for income taxes. Under this method, deferred income taxes are recorded to reflect the tax consequences on future years of temporary differences between the tax basis of assets and liabilities and their financial amounts at year-end. The Company provides a valuation allowance to reduce deferred tax assets to their net realizable value.

      Stock-Based Compensation

      Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123") established financial accounting and reporting standards for stock-based employee compensation plans. It defined a fair value based method of accounting for an employee stock option or similar equity instrument and encouraged all entities to adopt that method of accounting for all of their employee stock compensation plans and include the cost in the income statement as compensation expense. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees". The Company accounts for compensation cost for stock option plans in accordance with APB Opinion No. 25. In the second quarter of 2005 the Company will begin to recognize in its statement of operations the grant-date fair value of stock options and other equity-based compensation in accordance with SFAS 123R as described in New Accounting Pronouncements.

      Loss Per Share

      Basic and diluted net loss per share is computed on the basis of the weighted average number of shares of common stock outstanding during each period. Potentially dilutive options that were outstanding during 2003 were not considered in the calculation of diluted earnings per share because the Company's net loss rendered their impact anti-dilutive. Accordingly, basic and diluted loss per share is identical for the year ended December 31, 2004 and for the periods from inception, August 13, 2002, to December 31, 2004 and 2003.

      Fair Value of Financial Instruments

      The Company includes fair value information in the notes to consolidated financial statements when the fair value of its financial instruments is different from the book value. When the book value approximates fair value, no additional disclosure is made.

      New Accounting Pronouncements

      In January 2003 and as revised in December 2003, the Financial Accounting Standards Board "FASB" issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities". This interpretation of Accounting Research Bulletin No. 51, "Consolidated Financial Statements", addresses consolidation by business enterprises of variable interest entities. Prior to this interpretation, two enterprises generally had been included in consolidated financial statements because one enterprise controls the other through voting interests. This interpretation defines the concept of "variable interests" and requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse the risks among the parties involved. The Company's adoption of this interpretation did not have an impact on its financial position or results of operations.

      In January 2003, the FASB issued Interpretation No. 46 (FIN 46), "Consolidation of Variable Interest Entities". In December 2003, the FASB issued a revision to FIN 46 (FIN 46R). FIN 46R clarifies the application of ARB No. 51, "Consolidated Financial Statements", to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support provided by any parties, including the equity holders. FIN 46R requires the consolidation of these entities, known as variable interest entities, by the primary beneficiary of the entity. The primary beneficiary is the entity, if any, that will absorb a majority of the entity's expected losses, receive a majority of the entity's expected residual returns, or both. Among other changes, the revisions of FIN 46R
      (a) clarified some requirements of the original FIN 46, which had been issued in January 2003, (b) eased some implementation problems, and (c) added new scope exceptions. FIN 46R deferred the effective date of the Interpretation for public companies that are not small business issuers to the end of the first reporting period ending after March 15, 2004, except that all public companies must, at a minimum, apply the unmodified provisions of the Interpretation to entities that were previously considered "special-purpose entities" in practice and under the FASB literature prior to the issuance of FIN 46R by the end of the first reporting period ending after December 15, 2003. The Company does not have any special purpose entities or variable interest entities as defined under FIN 46R.

SAVI MEDIA GROUP, INC.
A Corporation in the Development Stage
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

      In April 2003, the FASB issued SFAS No. 149, Amendment to Statement No. 133 on Derivative Instruments and Hedging Activities. This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133. The changes in SFAS No. 149 improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. Those changes will result in more consistent reporting of contracts as either derivatives or hybrid instruments. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, except in certain instances detailed in the statement, and hedging relationships designated after June 30, 2003. Except as otherwise stated in SFAS No. 149, all provisions should be applied prospectively. The adoption of this statement did not have a material effect on the Company's financial condition or results of operations.

      In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and
      Equity." SFAS No. 150, which is effective at the beginning of the first interim period beginning after June 15, 2003, must be implemented by reporting the cumulative effect of a change in accounting principle for financial instruments created before the issuance date of the statement and still existing at the beginning of the interim period of adoption. The statement requires that a financial instrument which falls within the scope of the statement to be classified and measured as a liability. The following financial instruments are required to be classified as liabilities: (1) shares that are mandatorily redeemable, (2) an obligation to repurchase the issuer's equity shares or one indexed to such an obligation and that requires or may require settlement by transferring assets and (3) the embodiment of an unconditional obligation that the issuer may or may not settle by issuing a variable number of equity shares if, at inception, the monetary value of the obligation is based on certain measurements defined in the statement. The adoption of this statement did not have a material effect on the Company's financial condition or results of operations.

      In November 2004 the FASB issued SFAS No. 151, "Inventory Costs". The new Statement amends ARB No. 43, Chapter 4, "Inventory Pricing", to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material. This Statement requires that those items be recognized as current period charges and requires that allocation of fixed production overheads to the cost of conversion be based on the normal capacity of the production facilities. This statement is effective for fiscal years beginning after June 15, 2005. The adoption of this statement is not expected to have any impact on our financial condition or results of operations.

      In December 2004 the FASB issued revised SFAS No. 123R, "Share-Based Payment". SFAS No. 123R sets accounting requirements for "share-based" compensation to employees and requires companies to recognize in the income statement the grant-date fair value of stock options and other equity-based compensation. SFAS No. 123R is effective in interim or annual periods beginning after June 15, 2005. The Company will be required to adopt SFAS No. 123R in its third quarter of fiscal 2005 and currently discloses the effect on net (loss) income and (loss) earnings per share of the fair value recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation". The Company is currently evaluating the impact of the adoption of SFAS 123R on its financial position and results of operations, including the valuation methods and support for the assumptions that underlie the valuation of the awards.

      In December 2004 the FASB issued SFAS No. 153 "Exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29". SFAS No. 153 amends APB Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. SFAS No. 153 is to be applied prospectively for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. The Company's adoption of SFAS No. 153 is not expected to have a material impact on its financial position or results of operations.

SAVI MEDIA GROUP, INC.
A Corporation in the Development Stage
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

2.    Going Concern Considerations

      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is presently a shell company and has limited operations and resources. The Company has accumulated net losses in the development stage of $109,973,735 for the period from inception, August 13, 2002, to December 31, 2004. Additionally, at December 31, 2004, the Company is in a negative working capital position of $165,460 and has a stockholders' deficit of $126,960. Such matters raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustment that might result from the outcome of this uncertainty.

      The goals of the Company will require a significant amount of capital and there can be no assurances that the Company will be able to raise adequate short-term capital to sustain its current operations in the development stage, or that the Company can raise adequate long-term capital from private placement of its common stock or private debt to emerge from the development stage. There can also be no assurances that the Company will ever attain profitability. The Company's long-term viability as a going concern is dependent upon certain key factors, including:

            - The Company's ability to obtain adequate sources of funding to sustain it during the development stage.

            - The ability of the Company to successfully produce and market its gasoline and diesel engine emission reduction device in a manner that will allow it to ultimately achieve adequate profitability and positive cash flows to sustain its operations.

      In order to address its ability to continue as a going concern, implement its business plan and fulfill commitments made in connection with its agreement for acquisition of patent rights (See Note 3), the Company intends to raise additional capital from sale of its common stock. Sources of funding may not be available on terms that are acceptable to the Company and its stockholders, or may include terms that will result in substantial dilution to existing stockholders.

3.    Agreement for Acquisition of Patent Rights

      On March 31, 2003, the Company entered into a letter of intent to acquire 20% of SaVi Group, the name under which Serge Monros was conducting business in the ownership of numerous patents he had developed. The acquisition of 20% of SaVi Group was completed in the second quarter of 2004 upon the Company's payment of 38,500 in cash and the issuance of 4,000 shares of the Company's common stock to Serge Monros.

      Subsequent to the acquisition, the Company changed its name from Redwood Entertainment Group, Inc. to SaVi Media Group, Inc. Serge Monros changed the name of the entity in which he holds the patents to His Devine Vehicle, Inc. Further discussions between the Company and Serge Monros led to a September 1, 2004 agreement (the "Agreement") under which the Company acquire 100% of the rights to various patents (the "Patents") owned by Serge Monros. The Agreement was amended and modified on December 30, 2004 and again on April 6, 2005. The most important patented technology, for which the Company acquired rights, was technology to produce a relatively simple gasoline and diesel engine emission reduction device that the Company intends to sell to manufacturers of new vehicles and owners of presently operating automobiles.

      The Company contracted with an independent consulting firm, Evans & Evans, Inc. to prepare a pricing analysis assessment of the Company, including the new patents rights. The consulting firm assessed the market potential price of the Company to be in the range of $66,000,000. The market potential price assessed by the independent consulting firm was not the fair market value of the Company, but rather the price that an arms length party would purchases shares in the Company on an organized, regulated and liquid stock market, given the information and assumptions outlined in the assessment report. The Company does not have all records of the amounts spent in the development of the Patents, but management believes that the amount exceeds $5,000,000.

SAVI MEDIA GROUP, INC.
A Corporation in the Development Stage
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

      Under the terms of the Agreement as amended, the Company acquired the Patents rights for the following consideration:

            - 5,000,000 shares of Series A preferred stock to both Serge Monros, who owned the patents, and Mario Procopio, the Company's founder and Chief Executive Officer. The Series A preferred stock is convertible to and holds voting rights of 100 to 1 of those attributable to common stock. These shares are to remain in escrow for three years, and, accordingly, they will not be converted prior to the common stock during that period.

            - 5,000,000 shares of common stock to both Serge Monros and Mario Procopio.

            - Three-year stock options to acquire 125,000,000 shares of the Company's common stock at $0.00025 per share to both Serge Monros and Mario Procopio. This provision of the agreement was reached in April 2005. The options to Serge Monros are considered part of the cost of the patent rights under the Agreement. The Options to Mario Procopio will be recognized as compensation expense of $31,250,000 in the second quarter of 2005.

      The Agreement represents a three year relationship that may be renegotiated or rescinded at the end of that term if the use of the Patents does not produce revenue equal to costs associated with the Agreement or modified annual cost, whichever is less. The Agreement does not define the terms "Costs associated with the Agreement " or "Modified Annual Costs". Regardless of performance, the Agreement is eligible for renewal and/or modification on September 1, 2007.

      In the event the Agreement is rescinded, the Patents and related technology will be returned to Serge Monros. Further, under the terms of the Agreement, the Company is required to build a $5,000,000 research and development lab and a manufacturing plant and Serge Monros will also own those assets, free and clear, in the event the Agreement is rescinded or the Company dissolved.

      The Agreement contains two commitments by the Company as follows:

            - Serge Monros and Mario Procopio each are to receive monthly compensation of $10,000 per month, depending on revenues and the raising of capital, but not less than $3,000 per month.

            - Contingent consideration to Serge Monros of $75,000,000 in cash or in the form of stock options the exercise of which will provide net proceeds to Serge Monros of $75,000,000 over the next ten years. If options are issued, they will bear an exercise price of $0.00025 per share. This provision of the agreement is specifically tied to the performance of the Company and its ability to pay either in cash or stock options.

      The Company recorded Patents at cost to Serge Monros because the Agreement resulted in the control of the Company by Serge Monros and Mario Procopio. Further, due to the fact that most costs incurred by Serge Monros in developing the patents represented research and development costs that were immediately expensed, the basis of the Patents has been limited to $38,500, the actual cash paid to Serge Monros under the initial agreement to acquire 20% of SaVi Group.

      The Series A convertible preferred stock and the stock options issued under the Agreement could have a very significant future dilutive effect on stockholders.

4.    Acquisition of DreamCity Entertainment

      On October 27, 2003, the Company acquired DreamCity Entertainment from Michael Davis for $541,101. The purchase price was paid by issuing a total of 8,110 shares of the Company's common stock valued at $364,400 and committing to two future cash payments of $100,000 (discounted to their current value of 176,701), during the second quarter of 2004 and 2005. The two cash payments were never made, however, the obligation was cancelled on October 27, 2004, under terms of the original agreement with Michael Davis.

SAVI MEDIA GROUP, INC.
A Corporation in the Development Stage
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

      At December 31, 2003, the Company was unable to demonstrate the continuing value of the Goodwill, because no reliable estimate of future cash flows could be substantiated and accordingly, the Company recorded a $541,101 impairment reserve to reduce goodwill to its estimated net realizable value.

      On October 27, 2004, Michael Davis, the prior owner of DreamCity and primary reason for the DreamCity acquisition, left the Company. The Company's original agreement with Michael Davis allowed the Company to cancel all obligations under the DreamCity acquisition agreement and, accordingly, the Company recognized a $197,038 gain on cancellation of debt.

5.    Rescission of Energy Resource Management Agreement

      During 2004 the Company issued 2,000 shares of common stock to the owner of Energy Resource Management, Inc. to rescind a transaction that occurred in 2002. The shares issued in connection with the rescission were valued at $100,000. Under the terms of the rescission, 4,800 common shares issued in the re-capitalization transaction were returned to the Company and debt to the stockholder of $49,672 and related accrued interest of $7,254 were fully satisfied.

6.    Accounts Payable Assumed in Recapitalization

      Accounts payable assumed in recapitalization, represents the liabilities of the public shell, at the time, Gene-Cell, Inc. that the Company assumed as part of the recapitalization. This balances is comprised of liabilities for legal fees and trade payables incurred by Gene-Cell, Inc. See Note 1

7.    Income Taxes

      The composition of deferred tax assets and the related tax effects at December 31, 2004 are as follows:

      Benefit from carryforward of net operating loss              $ 1,165,000
      Less valuation allowance                                      (1,165,000)
                                                                   -----------
      Net deferred tax asset                                       $        --
                                                                   ===========

      The difference between the income tax benefit in the accompanying statement of operations and the amount that would result if the U.S. Federal statutory rate of 34% were applied to pre-tax loss for the year ended December 31, 2004 and 2003, is as follows:

                                                       2004                                 2003
                                          ------------------------------       ------------------------------
                                              Amount           Percent            Amount           Percent
                                          ------------      ------------       ------------      ------------
      Benefit for income tax at           $ 36,182,111              34.0%      $    679,970              34.0%
         federal statutory rate
      Non-deductible compensation          (36,119,225)            (34.0)          (408,331)            (20.4)
      Non-taxable gain                          66,991
      Increase in valuation allowance         (129,877)              0.1            (87,665)             (4.4)
      Other                                         --              (0.1)          (183,974)             (9.2)
                                          ------------      ------------       ------------      ------------

                                          $         --                --%      $         --                --%
                                          ============      ============       ============      ============

SAVI MEDIA GROUP, INC.
A Corporation in the Development Stage
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

      At December 31, 2003, for federal income tax and alternative minimum tax reporting purposes, the Company has approximately $3,428,000 of unused net operating losses available for carryforward to future years. The benefit from carryforward of such net operating losses will expire in various years between 2011 and 2024. The benefit from utilization of net operating loss carryforwards incurred prior to December 30, 2004 is significantly limited in connection with a change in control of the Company (See Note
      3). Such benefit could be subject to further limitations if significant future ownership changes occur in the Company. The Company believes that a significant portion of its unused net operating loss carryforwards will never be utilized due to expiration or limitations on use due to ownership changes.

8.    Lease Commitments

      The Company is currently considering its facilities requirements and has not yet determined when an office space lease will be initiated. The Company is currently operating under a sublease from New Creation Outreach, Inc., a related party.

9.    Stockholders' Equity

      During 2004, the Company amended its Articles of Incorporation to increase its authorized shares of common stock from 100,000,000 to 1,000,000,000 shares.

      Common Stock and Series A Preferred Stock

      Following is a description of transactions affecting common stock and Series A preferred stock in 2004:

            - Effective September 2, 2004 and November 19, 2004, the Company's board of directors declared a 1 for 25 reverse stock split and a 1 for 100 reverse stock split, respectively. The reverse stock splits, with a total impact of 1 for 2500, have been reflected in the accompanying consolidated financial statements and all references to common stock outstanding, additional paid in capital, weighted average shares outstanding and per share amounts prior to the record dates of the reverse stock splits have been restated to reflect the stock splits on a retroactive basis.

            - Subsequently to the stock splits, the Company awarded a total of 5,000,000 post-split shares to certain early investors and key stockholders in Gene-Cell, Inc. This stock issuance has been shown as a special dividend in the accompanying statement of stockholders' deficit.

            - The Company issued 5,002,000 shares of common stock to the owner of Energy Resource Management, Inc. to rescind a re-capitalization transaction that occurred in 2002. See Note 5.

            - The Company issued 4,000 shares of common stock in payment of the acquisition price of 20% of SaVi Group (See Note 3). The Company subsequently issued 5,000,000 shares of common stock, 5,000,000 shares of Series A preferred stock and 125,000,000 three-year stock options (to acquire shares of the Company's common stock at $0.00025 per share) to complete the acquisition of the rights to the patents. The patents came over at Serge Monros's basis, which was zero, because the development of the patents was a research and development effort. Serge Monros also received 100,000 shares of common stock, valued at $20,000, as compensation for his role of chief technology officer of the Company.

            - The Company issued 17,560,000 shares of common stock to associates of Serge Monros that were involved in the initial development of the patents that he owns, or are now assisting the Company. These issuances were considered compensation and a cost of the transaction and valued at $3,160,800.

            - The Company subsequently issued 5,100,000 shares of common stock, 5,000,000 shares of Series A preferred stock and 125,000,000 three-year stock options to acquire shares of the Company's common stock at $0.00025 per share to Mario Procopio, the Company's Chief Executive Officer, for compensation and for his efforts in arranging the acquisition of the rights to the patents owned by Serge Monros. The stock issuances to Mario Procopio were valued at $101,020,000.

SAVI MEDIA GROUP, INC.
A Corporation in the Development Stage
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

            - The Company issued 252,000 shares of common stock to its former legal counsel for approximately $50,000 of services provided.

            - The Company issued 2,000,000 shares of common stock to Kathleen Procopio for services she provided as chief financial officer of the Company. These services were valued at $460,000, based on the quoted market price of the common stock. Kathleen Procopio is the spouse of the Company's chief executive officer, Mario Procopio.

            - The Company issued 7,166,240 shares of common stock as compensation to various individuals that provided services to the Company. These shares were valued at $1,572,215.

            -     The  company  sold  39,600,000   shares  of  common  stock  to
                  qualified investors and received cash proceeds of $442,725

      Following is a description of transactions affecting common stock in 2003:

            - Effective March 3, 2003 the Company adopted a 3 to 1 forward stock split. This stock split has been reflected in the accompanying financial statements on a retroactive basis and all references to shares outstanding, weighted average shares and earnings per share have been restated to reflect the split as if it had occurred at inception.

            - In June 2003, the Company negotiated an extension to its DreamCity acquisition agreement in exchange for 110 shares of restricted common stock. This acquisition was completed in October 2003, under terms described in Note 4, upon issuance of an additional 8,000 shares.

            - In September 2003 the Company issued 2,280 shares of common stock to New Creation Outreach, Inc., as a donation to support its ministries. New Creation Outreach is a related party because certain members of Company management and the board of directors are also officers in New Creation Outreach, Inc.

            - At various dates in 2003, the Company sold 4,180 shares of its common stock at prices ranging from $25.00 to $50.00 per share and received total proceeds of $155,000. These shares were sold under private placements exempt from registration.

      Following is a description of transactions affecting stockholders equity in the quarter ended March 31, 2005 (Unaudited):

            - The Company issued 10,921,939 shares of common stock to its various individual that provided consulting and other services to the Company and recognized compensation expense of $2,156,941 related to those issuances.

            - The Company issued 1,620,020 shares of common stock to under private placements of its common stock and received cash proceeds of $125,000. An additional $24,530 was received for shares not yet issued.

            - The Company cancelled 1,445,000 shares previously issued to consultants

      Stock Options

      Gene-Cell, Inc., the public shell Company, used in the recapitalization (See Note 1) periodically issued incentive stock options to key employees, officers, and directors to provide additional incentives to promote the success of the Company's business and to enhance the ability to attract and retain the services of qualified persons. The Board of Directors approved the issuance of all stock options. The exercise price of an option granted was determined by the fair market value of the stock on the date of grant. Reverse stock splits by the Company resulted in the reduction of outstanding options to less than 200 shares with exercise prices that are so high that the exercise of the options will never be practical.

SAVI MEDIA GROUP, INC.
A Corporation in the Development Stage
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

      Stock Warrants

      Gene-Cell also issued stock warrants to investors prior to the recapitalization, which remain outstanding at December 31, 2003. Reverse stock splits by the Company resulted in the reduction of outstanding warrants to less than 100 shares with exercise prices that are so high that the exercise of the warrants will never be practical.

      Series A Preferred Stock

      During 2004, the Company's board of directors approved the issuance of 10,000,000 shares of Series A Convertible Preferred Stock and all
      10,000,000 shares were issued to Mario Procopio and Serge Monros. The Series A Preferred Stock is convertible to common stock and includes voting privileges of 100 to 1 of those attributable to common stock.

11.   Related Party Transactions

      The Company engaged in various related party transactions involving the issuance of shares of the Company's common stock during the years ended December 31, 2004 and 2003. Those transactions are described in Note 9.

      The 5,000,000 shares of common stock issued to Mario Procopio and 5,000,000 shares issued to Serge Monros in the agreement for acquisition of patents described in Note 3, were actually issued to New Creation Outreach, Inc. and His Devine Vehicle, Inc. These are companies for which Mario Procopio previously acted as a director. At December 31, 2004, Mario Procopio no longer serves as a director of either of those organizations; however, his spouse, Kathleen Procopio continues to serve on the board of New Creation Outreach, Inc.

12. Non-Cash Investing and Financing Transactions and Supplemental Disclosure of Cash Flow Information

      During the years ended December 31, 2004 and 2003, the Company engaged in various non-cash investing and financing activities as follows:

            -     Issued  4000  shares  of  common   stock  in  payment  of  the
                  acquisition price of 20% of SaVi Group (See Note 3). The Company subsequently issued 5,000,000 shares of common stock, 5,000,000 shares of Series A preferred stock and 125,000,000 three-year stock options to acquire shares of the Company's common stock at $0.00025 per share to complete the acquisition of the rights to the patents.

            - On June 17, 2004 the Company issued 2000 shares of common stock to satisfy debt to a stockholder of $49,672. (See Note
                  9)

            - On October 27, 2003, the Company acquired DreamCity Entertainment for $541,101. The purchase price was paid by issuing a total of 20,275,000 shares of the Company's common stock valued at $364,400 and the issuance of $176,701 of long-term debt. (See Note 4)

            -     During the years ended December 31, 2004 and 2003, the Company
                  made   cash   interest   payments   of  $5,119   and   $2,820,
                  respectively.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers. In addition, we have entered into indemnification agreements with our officers and directors.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee             $    3,024.58
Accounting fees and expenses         20,000.00*
Legal fees and expenses              35,000.00*
Miscellaneous                         6,975.42
                                 -------------
                   TOTAL         $   65,000.00*
                                 =============

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

      On June 14,  2002,  the  Company  issued  4,845,500  pre-split  or  74,548 post-split restricted common shares as repayment of funds borrowed from shareholders, management, and key employees throughout fiscal 2001 and through the second fiscal quarter of 2002, in the amount of approximately $250,588. The Company made no public offers or sales of these securities. The shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933.

      On June 14, 2002, the Company issued 4,500,00 pre-split or 69,231 post-split restricted common shares to a Company shareholder. During the quarter ended March 31, 2002, the Company entered into an agreement with a consulting firm to assist the Company in fund raising and investor relations activities. As compensation for these services, the Company agreed to issue 4,500,000 restricted common shares to a Company shareholder to induce that shareholder to deliver 1,500,000 freely trading shares to the consulting firm. The 4,500,000 shares were valued between $.03 and $.13 based on the market price of the Company's common stock on the dates the shares were delivered. Based thereon, the value of the services for which the shares were issued was $435,000. The Company made no public offers or sales of the 4,500,000 common shares. The shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933.

      On July 29, 2002, the Company granted stock options to purchase up to 1,600 shares of restricted Company common stock to four consultants. These options vary in exercise price from $13.00 to $32.50, and expire five years from the date of grant. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by
Section 4(2) of the Securities Act, and from similar applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities.

      For the quarter ended June 30, 2002, the Company granted options to purchase up to 31,538 restricted common shares of Company stock to management and key employees of the Company who had worked for the Company since October 2001 without cash compensation. The exercise price of the options is $3.25 per share. The options expire ten years from the date they were granted. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similar applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities.

      On August 26, 2002, pursuant to the terms of the Agreement and Plan of Reorganization (the "Agreement") with ERMI, the Company issued 4,000,000 restricted common shares to ERMI in exchange for all of the issued and outstanding common shares of the Company. At the time of the transaction, Robert
E. Gower was the sole shareholder of ERMI. The shares are being held in escrow subject to retirement of $65,000 of debt obligations. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similar applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities.

      Effective March 3, 2003 the Company adopted a 3 to 1 forward stock split. This stock split has been reflected in the accompanying financial statements on a retroactive basis and all references to shares outstanding, weighted average shares and earnings per share have been restated to reflect the split as if it had occurred at inception.

      In June 2003, the Company negotiated an extension to its DreamCity acquisition agreement in exchange for 110 shares of restricted common stock. This acquisition was completed in October 2003, under terms described in Note 4, upon issuance of an additional 8,000 shares.

      In September 2003 the Company issued 2,280 shares of common stock to New Creation Outreach, Inc., as a donation to support its ministries. New Creation Outreach is a related party because certain members of Company management and the board of directors are also officers in New Creation Outreach, Inc.

      At various dates in 2003, the Company sold 4,180 shares of its common stock at prices ranging from $25.00 to $50.00 per share and received total proceeds of $155,000. These shares were sold under private placements exempt from registration.

      Effective September 2, 2004 and November 19, 2004, the Company's board of directors declared a 1 for 25 reverse stock split and a 1 for 100 reverse stock split, respectively. The reverse stock splits, with a total impact of 1 for 2500, have been reflected in the accompanying consolidated financial statements and all references to common stock outstanding, additional paid in capital, weighted average shares outstanding and per share amounts prior to the record dates of the reverse stock splits have been restated to reflect the stock splits on a retroactive basis.

      Subsequently to the stock splits, the Company awarded a total of 5,000,000 post-split shares to certain early investors and key stockholders in Gene-Cell, Inc. This stock issuance has been shown as a special dividend in the accompanying statement of stockholders' deficit.

      The Company issued 5,002,000 shares of common stock to the owner of Energy Resource Management, Inc. to rescind a re-capitalization transaction that occurred in 2002. See Note 5.

      The Company issued 4,000 shares of common stock in payment of the acquisition price of 20% of SaVi Group (See Note 3). The Company subsequently issued 5,000,000 shares of common stock, 5,000,000 shares of Series A preferred stock and 125,000,000 three-year stock options (to acquire shares of the Company's common stock at $0.00025 per share) to complete the acquisition of the rights to the patents. The patents came over at Serge Monros's basis, which was zero, because the development of the patents was a research and development effort. Serge Monros also received 100,000 shares of common stock, valued at $20,000, as compensation for his role of chief technology officer of the Company.

      The Company issued 17,560,000 shares of common stock to associates of Serge Monros that were involved in the initial development of the patents that he owns, or are now assisting the Company. These issuances were considered compensation and a cost of the transaction and valued at $3,160,800.

      The Company subsequently issued 5,100,000 shares of common stock, 5,000,000 shares of Series A preferred stock and 125,000,000 three-year stock options to acquire shares of the Company's common stock at $0.00025 per share to Mario Procopio, the Company's Chief Executive Officer, for compensation and for his efforts in arranging the acquisition of the rights to the patents owned by Serge Monros. The stock issuances to Mario Procopio were valued at $101,020,000.

      The Company issued 252,000 shares of common stock to its former legal counsel for approximately $50,000 of services provided.

      The Company issued 2,000,000 shares of common stock to Kathleen Procopio for services she provided as chief financial officer of the Company. These services were valued at $460,000, based on the quoted market price of the common stock. Kathleen Procopio is the spouse of the Company's chief executive officer, Mario Procopio.

      The Company issued 7,166,240 shares of common stock as compensation to various individuals that provided services to the Company. These shares were valued at $1,572,215.

      The company sold 39,600,000 shares of common stock to qualified investors and received cash proceeds of $442,725.

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with an accredited investor on May 5, 2005, and amended on May 5, 2005, for the sale of (i) $50,000 in convertible debentures and (ii) warrants to buy 5,000,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these convertible debentures and warrants.

      The investor is obligated to provide us with an aggregate of $200,000 as follows:

            o     $50,000 was disbursed to us on May 5, 2005;

            o $50,000 has been advanced to us and retained for services provided to our company by various professionals, which shall be disbursed upon effectiveness of this registration statement;

            o     $50,000 will be advanced  within five  business  days after we
                  respond  to  our  first   round  of  SEC   comments   on  this
                  registration statement, if any; and

            o     $50,000   ($100,000   if  we  receive  no   comments  on  this
                  registration statement) will be advanced upon effectiveness of this registration statement.

      Funds advanced to us will be applied to the exercise price of warrants that the investors shall exercise in the future at their discretion.

      The debentures bear interest at 5 1/4%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholder's option. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 110, less the product of the conversion price multiplied by 100 times the dollar amount of the debenture; and the product thereof shall be divided by the conversion price. The conversion price for the convertible debentures is the lesser of (i) $0.75; (ii) eighty percent of the of the average of the three lowest volume weighted average prices during the twenty
(20) trading days prior to the conversion or (iii) eighty percent of the of the volume weighted average on the trading day prior to conversion. If the volume weighted average price is below $0.20 on a conversion date, we have the right to pre-pay the amount of the debenture the holder elects to convert, plus accrued and unpaid interest, at 150% of such amount; however, if we elect to pre-pay in this situation, the debenture holder has the right to withdraw the notice of conversion. Also, if the volume weighted average price is below $0.20 at any point during a month, the holder is not obligated to convert any portion of the debenture during that month. Accordingly, there is in fact no limit on the number of shares into which the debenture may be converted. In addition, the selling stockholder is obligated to exercise the warrant concurrently with the submission of a conversion notice by the selling stockholder. The warrant is exercisable into 5,000,000 shares of common stock at an exercise price of $1.09 per share.

      The selling stockholder has contractually agreed to restrict its ability to convert or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the convertible debentures.

      In the event that the registration statement is not declared effective by the required deadline, Golden Gate may demand repayment of the debenture of 150% of the face amount outstanding, plus all accrued and unpaid interest, in cash. If the repayment is accelerated, we are also obligated to issue to Golden Gate 50,000 shares of common stock and $15,000 for each 30 day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid. If Golden Gate does not elect to accelerate the debenture, we are required to immediately issue to Golden Gate 50,000 shares of common stock and $15,000 for each 30 day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid.

      * All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of SaVi Media Group or executive officers of SaVi Media Group, and transfer was restricted by SaVi Media Group in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

      Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with the Company.

      ITEM 27. EXHIBITS.

      The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean SaVi Media Group, Inc., a Nevada corporation.

Exhibit #     Exhibit Name
---------     ------------


3.1 Amended and Restated Articles of Incorporation, filed March 1, 2005, filed as an exhibit to the registration statement on Form SB-2 filed with the Securities and Exchange Commission (the "Commission") on June 27, 2005 and incorporated herein by reference.


3.2 Amendment to the Articles of Incorporation, as amended and restated, filed April 22, 2005, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on June 27, 2005 and incorporated herein by reference.

3.3 Certificate of Designation of Series A Preferred Stock, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on June 27, 2005 and incorporated herein by reference.

3.4 Certificate of Designation of Series B Preferred Stock, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on June 27, 2005 and incorporated herein by reference.

3.5 Certificate of Designation of Series C Preferred Stock, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on June 27, 2005 and incorporated herein by reference.

3.6 By-laws, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on June 27, 2005 and incorporated herein by reference.

4.1 Securities Purchase Agreement dated May 5, 2005 entered between the Company and Golden Gate Investors, Inc.

4.2 Amendment No. 1 to the Securities Purchase Agreement dated May 5, 2005 entered between the Company and Golden Gate Investors, Inc.

4.3 Convertible Debenture dated May 2005 entered between the Company and Golden Gate Investors, Inc.

4.4 Warrant to Purchase Common Stock dated May 2005 issued to Golden Gate Investors, Inc.

4.5 Registration Rights Agreement dated May 2005 entered between Golden Gate Investors, Inc. and the Company.


5.1 Sichenzia Ross Friedman Ference LLP Opinion and Consent, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on June 27, 2005 and incorporated herein by reference.

10.1 Agreement, dated as of April 6, 2005, by and between the Company and His Devine Vehicle, Inc., filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on June 27, 2005 and incorporated herein by reference.

10.2 Agreement, dated as of June 17, 2005, amending the April 6, 2005 agreement between the Company and His Devine Vehicle, Inc., filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on June 27, 2005 and incorporated herein by reference.


23.1 Consent of Ham, Langston & Brezina, L.L.P., Independent Registered Public Accounting Firm

23.2          Consent of legal counsel (see Exhibit 5.1)


ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Anaheim, State of California, on July 25, 2005.


                       SAVI MEDIA GROUP, INC.


                       By: /s/ MARIO PROCOPIO
                           ----------------------------------------------
                           Mario Procopio, President, Chief Executive Officer (Principal Executive Officer) and Chairman of the Board of Directors


                       By: /s/ GEORGE HUKRIEDE
                           ----------------------------------------------
                           George Hukriede, Chief Financial Officer
                           (Principal Financial Officer and Principal
                           Accounting Officer)

      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


SIGNATURE                                TITLE                                              DATE


/s/ MARIO PROCOPIO                       President, Chief Executive Officer                 July 25, 2005
--------------------------------         (Principal Executive Officer) and
    Mario Procopio                       Chairman of the Board of Directors


/s/ GEORGE HUKRIEDE                      Chief Financial Officer (Principal Financial       July 25, 2005
--------------------------------         Officer and Principal Accounting Officer)
    George Hukriede


/s/ KATHY PROCOPIO                       Secretary, Treasurer and Director                  July 25, 2005
--------------------------------
    Kathy Procopio


/s/ SERGE MONROS                         Chief Technology Officer and Director              July 25, 2005
--------------------------------
    Serge Monros


/s/ PHIL PISANELLI                       Vice President for Marketing and Director          July 25, 2005
--------------------------------
    Phil Pisanelli


                                         Director                                           July 25, 2005
--------------------------------
    Ben Lofstedt